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                   SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT

                                      among

                                 Interiors, Inc.

                                       and

                                  Limeridge LLC

                               September 30, 1999

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                          THE GOLDSTEIN LAW GROUP, P.C.
                             65 Broadway, 10th Floor
                              New York, N.Y. 10006
                            Telephone: (212) 809-4220
                            Facsimile: (212) 809-4228

                   SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT

      THIS SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT, dated as of September 30, 1999 (the "Agreement"), among Limeridge LLC (hereinafter referred to as the "Investor"), and Interiors, Inc., a corporation organized and existing under the laws of the State of Delaware (Nasdaq Small Cap symbol "INTXA", the "Company").

      WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, and the Investors shall purchase up to $13,540,626 principal amount of Notes (as defined below), and Warrants to purchase an aggregate of 1,000,000 Warrant Shares, in exchange for the Cash Purchase Price (as defined below); and

      WHEREAS, such investment will be made in reliance upon the provisions of
Section 4(2) ("Section 4(2)") and Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended, and the regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

      NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                               Certain Definitions

      Section 1.1 "Additional Shares" shall have that meaning set forth in
Section 2.4 below.

      Section 1.2 "Bid Price" shall mean the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market.

      Section 1.3 "Business Day" means any day except Saturday, Sunday and any day that shall be a Federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close.

      Section 1.4 "Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

      Section 1.5 "Capital Shares Equivalents" shall mean any securities, rights, or obligations that are convertible into or exchangeable for, or giving any right to subscribe for, any Capital Shares of the Company or any warrants, options or other rights to subscribe for or purchase Capital Shares or any such convertible or exchangeable securities.

      Section 1.6 "Closing" shall mean the closing of the purchase and sale of the Notes and Warrants pursuant to Article II below.

      Section 1.7 "Closing Date" shall mean the date each of the conditions precedent to Closing as set forth in Section 2.6 below, have been satisfied or waived in writing, and a Closing occurs.

      Section 1.8 "Collateral" shall have the definition as set forth in the Security Agreement.

      Section 1.9 "Common Stock" shall mean the Company's Class A Common Stock, $0.001 par value per share.

      Section 1.10 "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of (i) 150% of the Underlying Shares calculated as of the Trading Day immediately preceding the filing date of the Registration Statement, and (ii) 100% of the Warrant Shares.

      Section 1.11 "Escrow Agent" shall mean the law firm of The Goldstein Law Group, P.C., pursuant to the terms of the Escrow Agreement.

      Section 1.12 "Escrow Agreement" shall mean the Escrow Agreement attached hereto as Exhibit B.

      Section 1.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      Section 1.14 "Exchange Agreement" shall mean the Exchange Agreement of even date herewith executed by the Company, Petals, Inc., and the Investors, annexed hereto as Exhibit C.

      Section 1.15 "Legend" shall have the meaning set forth in Article VIII below.

      Section 1.16 "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects, or financial condition of the Company and/or its subsidiaries that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise in any material respect interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, the Escrow Agreement, the Security Agreement, the Registration Rights Agreement, the Exchange Agreement, the Notes, or Warrants in any material respect.

      Section 1.17 "NASD" shall mean the National Association of Securities Dealers, Inc.

      Section 1.18 "Notes" shall mean the Secured Convertible Notes of the Company to be issued on the Closing Date in the form annexed hereto as Exhibit A.


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

      Section 1.19 "Outstanding" when used with reference to shares of Common Stock, preferred stock of the Company, or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that Outstanding shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

      Section 1.20 "Person" shall mean an individual, a corporation, a partnership, an association, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      Section 1.21 "Preferred Stock" shall mean the Company's Series C Convertible Preferred Stock which is being exchanged by the Investor pursuant to the Exchange Agreement.

      Section 1.22 "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the principal New York City office of the Chase Manhattan bank, or its successor, as its prime rate (which rate shall change when and as such prime rate changes).

      Section 1.23 "Principal Market" shall mean the Nasdaq National Market, the Nasdaq Small Cap Market, the American Stock Exchange, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

      Section 1.24 "Purchase Price" shall mean $13,540,626, of which (a) as set forth in Section 2.2 below, an aggregate of $5,027,000 of such Purchase Price is payable by the exchange of the Preferred Stock, and (b) $7,500,000 of the Purchase Price is payable to the Company by bank cashiers' check or wire transfer of immediately available funds (the "Cash Purchase Price"), and (c) $1,013,626 of the Purchase Price is in the form of monies owed by the Company due to the Investor as set forth on Schedule A annexed hereto.

      Section 1.25 "Registrable Securities" shall have the definition set forth in the Registration Rights Agreement.

      Section 1.26 "Registration Rights Agreement" shall mean the agreement regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investors on the Subscription Date annexed hereto as Exhibit D.

      Section 1.27 "Registration Statement" shall mean a registration statement on Form S-3 (or other available form) for the registration of the resale by the Investors of the Registrable Securities under the Securities Act.

      Section 1.28 "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

      Section 1.29 "SEC" shall mean the Securities and Exchange Commission.


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

      Section 1.30 "Section 4(2)" shall have the meaning set forth in the recitals of this Agreement.

      Section 1.31 "Securities" shall mean the Notes, Underlying Shares, Warrants, Warrant Shares, and Additional Shares.

      Section 1.32 "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

      Section 1.33 "Security Agreement" shall mean the agreement regarding the Investors security interest in the Collateral, entered into between the Company, Petals, Inc., and the Investors on the Subscription Date in the form annexed hereto as Exhibit E.

      Section 1.34 "Subscription Date" shall mean the date on which this Agreement and all Exhibits and attachments hereto are executed and delivered by the parties hereto.

      Section 1.35 "Trading Day" shall mean any day during which the Principal Market shall be open for business.

      Section 1.36 "Underlying Shares" shall mean all shares of Common Stock or other securities issued or issuable pursuant to conversion of the Notes.

      Section 1.37 "Warrants" shall mean the Common Stock Purchase Warrants to be issued on the Closing Date in the form annexed hereto as Exhibit F.

      Section 1.38 "Warrant Shares" shall mean all shares of Common Stock or other securities issued or issuable pursuant to the exercise of the Warrants.

                                   ARTICLE II

                   Purchase and Sale of the Notes and Warrant

      Section 2.1 Closing. On the Business Day that all of the conditions in
Section 2.5 have been satisfied and a Closing occurs, the Company will sell and the Investor will buy, in reliance upon the representations and warranties contained in this Agreement, and upon the terms and satisfaction of each of the conditions set forth in Section 2.5 below, an aggregate of $13,540,626 principal amount of Notes; and Warrants to purchase 1,000,000 Warrant Shares, in exchange for the Purchase Price.


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

      Section 2.2 Forms of Payment/Deliveries.

      (a) On the Subscription Date, the Company shall send to the Escrow Agent the original Notes and Warrants being issued hereby, and the Investor shall wire transfer to the Escrow Agent, the Cash Purchase Price and shall deliver to the Escrow Agent the original Preferred Stock to be held in escrow by the Escrow Agent, pending satisfaction of all of the conditions to the Closing and the deliveries by the Company specified herein.

      (b) Against delivery by the Company to the Escrow Agent of certificates evidencing up to an aggregate principal amount of Notes of $7,500,000, the Investor shall irrevocably instruct and cause the Escrow Agent to pay the Cash Purchase Price by wire transfer of immediately available funds from the Escrow Agent to the Company net of all fees payable as per the terms hereunder. In addition, on the Closing Date, upon the consummation of the exchange contemplated by the Exchange Agreement, the Investor shall pay the remainder of the Purchase Price by causing and instructing the Escrow Agent to deliver to the Company the original Preferred Stock against delivery by the Company to the Escrow Agent of certificates evidencing up to $6,040,626 principal amount of Notes.

      Section 2.3 Additional Shares. If a "blackout period" (which is defined as any period in which the effectiveness of the Registration Statement is suspended for a reason other than a suspension of the Registration Statement arising because the Company possesses material non-public information) occurs at any time after the first anniversary of the Closing Date, and the Bid Price on the Trading Day immediately preceding such "blackout period" (the "Old Bid Price") is greater than the Bid Price on the first Trading Day following such "blackout period" (the "New Bid Price"), the Company shall issue to the Investor the number of additional shares of Common Stock equal to the difference between (y) the product of (i) the number of Underlying Shares and Warrant Shares held by the Investor during such "blackout period" that are or were not otherwise freely tradable and (ii) the Old Bid Price, divided by the New Bid Price and (z) the number of Underlying Shares and Warrant Shares held by the Investor during such blackout period that were not otherwise freely tradable during such blackout period. In the event a "blackout period" lasts for more than 30 calendar days then the Investor shall have the right to demand the Company to redeem the Notes and Warrants pursuant to the redemption provision of the Notes and Warrants.

      Section 2.4 Liquidated Damages. In addition to any other provisions for liquidated damages in this Agreement or any Exhibit annexed hereto, if that the Company does not deliver unlegended, freely tradable Common Stock in connection with the sale of such Common Stock by the Investor as set forth in Article VIII below within five Business Days of surrender by the Investor of the Common Stock certificate in accordance with the terms and conditions set forth in Article VIII below (such date of receipt is referred to as the "Receipt Date"), the Company shall pay to the Investor, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for every day thereafter for the first ten days, two percent of the product of (i) the number of shares of Common Stock undelivered and (ii) the Bid Price on the Receipt Date, and three percent of the product of (i) the number of shares of Common Stock undelivered and (ii) the Bid Price on the Receipt Date, for every day thereafter that the unlegended shares of Common Stock are not delivered, which liquidated damages shall accrue


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

from the sixth Business Day after the Receipt Date. The parties hereto acknowledge and agree that the sums payable pursuant to the Registration Rights Agreement and as set forth above, and the obligation to issue Additional Shares under Section 2.4 above, shall constitute liquidated damages and not penalties. The parties further acknowledge that the amount of loss or damages likely to be incurred in the event of a failure to deliver unlegended, freely tradable shares of Common Stock cannot be precisely estimated, and the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length. Notwithstanding the above, in the event that the Company does not deliver unlegended Common Stock in connection with the sale of such Common Stock by the Investor as set forth in Article VIII below within five Business Days of the Receipt Date, the Company shall also pay to the Investor, in immediately available funds, interest (at the then current Prime Rate), based upon the product of (i) the number of undelivered unlegended freely tradable shares, and (ii) the Bid Price of the Common Stock on the Receipt Date, undelivered for every day thereafter that the unlegended shares of Common Stock are not delivered. Any and all payments required pursuant to this paragraph shall be payable only in cash, and any payment hereunder shall not relieve the Company of its delivery obligations under this Section or elsewhere in this Agreement or any Exhibit annexed hereto.

      Section 2.5 Conditions to Closing. Upon the terms and satisfaction of each of the following conditions, and in reliance upon the representations and warranties contained in this Agreement, the Company will sell and the Investor will buy the Notes and Warrants:

                  (A) Acceptance by the Investor of a satisfactory Secured Convertible Note Purchase Agreement (including all Exhibits annexed hereto) and due execution by all parties of this Agreement and the Exhibits annexed hereto;

                  (B) Delivery into escrow by the Company of the original Notes, and the original Warrants to be issued, as more fully set forth in the Escrow Agreement;

                  (C) All representations and warranties of the Company contained herein and in all Exhibits (and the representations and warranties of Petals, Inc. contained in the Security Agreement) annexed hereto shall remain true and correct in all material respects as of the Closing Date;

                  (D) The Investor shall have received an opinion of counsel substantially in the form of Exhibit G annexed hereto;

                  (E) The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Notes, and Warrants, or shall have the availability of exemptions therefrom. At the Closing Date, all laws and regulations to which the Company and the Investor are subject shall legally permit the sale and issuance of the Notes and Warrants;

                  (F) The Company and Petals, Inc. shall have executed the financing statements and Security Agreement (as set forth in Section 4.37 below) and authorized the Investor to file same with the proper state authorities in the states of New York and Delaware giving notice of the Investor's exclusive security interest in the Collateral;


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

                  (G) The Company shall have authorized the payment of fees out of the escrowed proceeds pursuant to Section 12.7 below; and

                  (H) The Company shall have obtained consents for the Company to participate in this transaction from any party necessary to complete this transaction.

                                   ARTICLE III

                 Representations and Warranties of the Investor

      The Investor represents and warrants to the Company that:

      Section 3.1 Intent. Without limiting its ability to resell the Securities pursuant to an effective registration statement or an exemption from registration, the Investor has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition. Without limiting its ability to resell the Securities, the Investor represents that the Notes and Warrants are purchased for the Investor's own account, for investment purposes only and not for distribution or resale to others. The Investor agrees that it will not sell the Securities unless they are registered under the Securities Act or unless an exemption from such registration is available.

      Section 3.2 Accredited Investor/Investment Experience. The Investor is an accredited investor (as defined in Rule 501 of Regulation D), and has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Notes and Warrants. As of the Closing Date, the Investors (i) has adequate means of providing for its current need and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risk of an investment in the Notes and Warrant for an indefinite period, and (iv) can afford the complete loss of its investment. The Investor recognizes the highly speculative nature of this investment. The Investor acknowledges that it has carefully read the SEC Documents and the terms and conditions of the Notes and Warrants and fully understands the contents thereof.

      Section 3.3 Authority. This Agreement has been duly authorized and validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The decision to invest and the execution and delivery of this Agreement by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investor. This Agreement has been duly executed and delivered by the Investor and, assuming the due execution and delivery hereof and acceptance thereof by the Company, will constitute the legal,


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

valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

      Section 3.4 Not an Affiliate. The Investor is neither an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

      Section 3.5 Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements thereof, will not (a) violate the organizational documents of any of the Investor; (b) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any of the Investor, or, to the knowledge of the Investor; (c) violate any provision of any indenture, instrument or agreement to which the Investor is a party or are subject, or by which the Investor or any of its assets is bound; (d) conflict with or constitute a material default thereunder; (e) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party; or (f) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which the Investor is subject or to which any of its assets, operations or management may be subject.

      Section 3.6 Disclosure; Access to Information. The Investor has received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by the Investor. The Investor has had the opportunity to ask questions of, and receive answers from, the Company.

      Section 3.7 Manner of Sale. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising in connection with the offer and sale of the Notes and Warrants.

      Section 3.8 Exemption from Registration. The Investor acknowledges and understands that the Notes and Warrant have not been registered under the Securities Act by reason of an exemption under the provisions of the Securities Act.

      Section 3.9 No Legal, Tax or Investment Advice. The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Notes and Warrants constitutes legal, tax or investment advice. The Investor has relied on, and have consulted with, such legal, tax and investment advisors as the Investor, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Notes and Warrants.

      Section 3.10 No Advertisements. The Investor is not purchasing the Notes and Warrants as a result of, or subsequent to, any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.


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

                                   ARTICLE IV

                  Representations and Warranties of the Company

      The Company represents and warrants that:

      Section 4.1 Organization of the Company. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted except as described in the SEC Documents. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those (individually or in the aggregate) in which the failure so to qualify would not reasonably be expected to have a Material Adverse Effect. The Company is not in violation of any material terms of its Articles of Incorporation (as defined below) or Bylaws (as defined below).

      Section 4.2 Authority. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and all Exhibits annexed hereto, and to issue the Securities, (ii) the execution, issuance and delivery of this Agreement, and all Exhibits annexed hereto by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company, its shareholders, or its Board of Directors is necessary, and (iii) this Agreement, and all Exhibits annexed hereto, have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Upon their issuance and delivery pursuant to this Agreement, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than those created hereunder or by the actions of the Investor; provided, however, that the Securities are subject to restrictions on transfer under state and/or federal securities laws. The issuance and sale of the Securities will not give rise to any preemptive right or right of first refusal or right of participation on behalf of any person other than the Investor pursuant to the terms of this Agreement.

      Section 4.3 Capitalization. As of September 27, 1999, the authorized capital stock of the Company consists of 60,000,000 shares of Class A Common Stock, $0.001 par value, of which 31,378,067 shares of Class A Common Stock are outstanding, 2,500,000 shares of Class B Common Stock, of which 2,445,000 shares of Class B Common Stock are outstanding, and 5,300,000 shares of preferred stock, of which 1,002,907 of Series A Preferred Stock are outstanding, 200,000 shares of Series B Preferred Stock are outstanding, and 6,527 shares of Series C Preferred Stock are outstanding. All of the outstanding shares of the Company's capital stock have been duly and validly authorized and issued and are fully paid and nonassessable. No shares of Common Stock or preferred stock of the Company are entitled to preemptive or similar rights. Except as disclosed in the SEC Documents or on Schedule 4.3 annexed hereto, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character


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

whatsoever relating to, or, except as a result of the purchase and sale of the Notes and Warrants, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of Common Stock or securities or rights convertible or exchangeable into shares of Common Stock. Except as disclosed in the SEC Documents or on Schedule 4.3 annexed hereto, and to the knowledge of the Company, no Person or group of Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of five percent of the Common Stock.

      Section 4.4 Common Stock. The Company has registered its Common Stock pursuant to Section 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and such Common Stock is currently listed or quoted, and trades, on the Nasdaq Small Cap Stock Market, and the Company is in full compliance with the rules and regulations of the Nasdaq Small Cap Stock Market.

      Section 4.5 SEC Documents. The Company has delivered or made available to the Investor true and complete copies of the SEC Documents filed by the Company with the SEC during the twelve months immediately preceding the date hereof. The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. The SEC Documents comply in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder and none of the SEC Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company has filed a Form 12b-25 on June 30, 1999, relating to its Form 10-K for the year ended June 30, 1999 and agrees that it shall file the aforementioned Form 10-K in a timely manner as set forth on the Form 12b-25.

      Section 4.6 Valid Issuances. Neither the issuance of the Securities, nor the Company's performance of its obligations under this Agreement, and all Exhibits annexed hereto, will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Securities, issued or issuable hereunder, or any of the assets of the Company other than the security interest granted under the Security Agreement, or (ii) entitle the holders of Outstanding


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

Capital Shares to preemptive or other rights to subscribe to or acquire any Capital Shares or other securities of the Company.

      Section 4.7 No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates, nor any distributor or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising in connection with the offer and sale of the Notes and Warrants, or (ii) has made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Notes and Warrants under the Securities Act, except as contemplated by this Agreement.

      Section 4.8 Corporate Documents. The Company has furnished or made available to the Investor true and correct copies of the Company's Articles of incorporation, as amended and in effect on the date hereof (the "Articles of Incorporation"), and the Company's bylaws, as amended and in effect on the date hereof (the "ByLaws"). The Articles of Incorporation and ByLaws are in full force and effect as of the Closing Date, without change or amendment.

      Section 4.9 No Conflicts. The execution, delivery and performance of this Agreement (including all Exhibits annexed hereto) by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including without limitation the issuance of the Securities, do not and will not
(i) result in a violation of the Articles of Incorporation or ByLaws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, patent, patent license, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, in conflict with, or in default under, any of the foregoing except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except for the filing of a Form D within 15 days after the Closing Date (which the Company agrees it will file), and such other form(s) required by "blue sky" laws, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Note, or Warrant, in accordance with the terms hereof; provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

      Section 4.10 No Material Adverse Change. Since January 1, 1999, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents, or as publicly announced.

      Section 4.11 No Undisclosed Liabilities. The Company has no liabilities or obligations, known or unknown, absolute or otherwise (individually or in the aggregate), which are not disclosed in the SEC Documents or otherwise publicly announced, or as incurred in the ordinary course of the Company's businesses since January 1, 1999, or which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

      Section 4.12 No Undisclosed Events or Circumstances. Since January 1, 1999, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company, but which has not been so publicly announced or disclosed in the SEC Documents.

      Section 4.13 Litigation and Other Proceedings. Except as set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which would reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which would be reasonably expected to result in a Material Adverse Effect.

      Section 4.14 Accuracy of Reports and Information. The Company is in compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12(g) or 15(d) of the Exchange Act. The Company has complied in all material respects and to the extent applicable with all reporting obligations, under either Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) months immediately preceding the Closing Date.

      Section 4.15 Acknowledgment of Dilution. The Company is aware and acknowledges that issuance of Common Stock upon the conversion of the Notes and/or exercise of the Warrants, may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Additional Shares in accordance with the terms herein, Underlying Shares in accordance with the Notes, and Warrant Shares in accordance with the Warrant is unconditional and absolute regardless of the effect of any such dilution.

      Section 4.16 Employee Relations. The Company is not involved in any labor dispute, nor, to the knowledge of the Company, is any such dispute threatened which could reasonably be expected to have a Material Adverse Effect. None of the Company's employees is a member of a union and the Company believes that its relations with its employees are good.

      Section 4.17 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has no notice to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires, or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

      Section 4.18 Board Approval. The Board of Directors of the Company has concluded, in its good faith business judgment that the issuances of the securities of the Company in connection with this Agreement are in the best interests of the Company.

      Section 4.19 Integration. The Company, any of its affiliates, or any person acting on its or their behalf has not, shall not, and shall use its best efforts to ensure that no affiliate shall, directly or indirectly, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security of the Company that would be integrated with the offer or sale of the Notes and Warrants in a manner that would require the registration under the Securities Act of the issue, offer or sale of the Notes and Warrants to the Investor. The Notes and Warrants are being offered and sold pursuant to the terms hereunder, are not being offered and sold as part of a previously commenced private placement of securities.

      Section 4.20 Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, trade secrets and other intellectual property rights which are necessary for use in connection with its business or which the failure to so have would have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). To the best knowledge of the Company, none of the Intellectual Property Rights infringe on any rights of any other Person, and the Company either owns or has duly licensed or otherwise acquired all necessary rights with respect to the Intellectual Property Rights. The Company has not received any notice from any third party of any claim of infringement by the Company of any of the Intellectual Property Rights, and has no reason to believe there is any basis for any such claim. To the best knowledge of the Company, there is no existing infringement by another Person on any of the Intellectual Property Rights.

      Section 4.21 Use of Proceeds. The net proceeds are to be used for general working capital and not for the repayment of any judgment.

      Section 4.22 Subsidiaries. Except as disclosed in the SEC Documents, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity. Petals, Inc. ("Petals") is a wholly owned subsidiary of the Company. The Company is the beneficial owner all of the outstanding shares of Petals (a total of 411 shares of Petals common stock). Petals is authorized to, and has the power to enter into, and perform its obligations as set forth in this Agreement and all Exhibits annexed hereto.

      Section 4.23 No Private Placements. Except as disclosed in the SEC Documents and in Schedule 4.3 annexed hereto, the Company has not conducted a private placement of its Common Stock or of any debt or equity instrument convertible into Common Stock within one year prior to the Closing Date. Except for the transactions contemplated hereby, there are no outstanding securities issued by the Company that are entitled to registration rights under the Securities Act. Except as disclosed in the SEC Documents, there are no outstanding securities issued by the Company that are directly or indirectly convertible into, exercisable into, or exchangeable for, shares of Common Stock, that have anti-dilution or similar rights that would be affected by the issuance of the Securities.

      Section 4.24 Permits; Compliance. The Company and each of its subsidiaries is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits") all of which are valid and in full force and effect, and there is no action pending or, to the knowledge of the Company, threatened regarding the suspension or cancellation of any of the Company Permits except for such Company Permits, the failure of which to possess, or the cancellation, or suspension of which, would not, individually or in the aggregate, have a Material Adverse Effect. To the Company's knowledge, neither the Company nor any of its subsidiaries is in material conflict with, or in material default or material violation of, any of the Company Permits. Since January 1, 1999 neither the Company nor any of its subsidiaries has received any notification with respect to possible material conflicts, material defaults or material violations of applicable laws.

      Section 4.25 Taxes. Except where non-compliance would not have a Material Adverse Effect, all federal, state, city and other tax returns, reports and declarations required to be filed by or on behalf of the Company have been filed and such returns are complete and accurate and disclose all taxes (whether based upon income, operations, purchases, sales, payroll, licenses, compensation, business, capital, properties or assets or otherwise) required to be paid in the periods covered thereby.

      Section 4.26 No Bankruptcy. The Company is aware of no facts or claims against it that would, and the Company has no present intention to, liquidate the assets of the Company and/or seek bankruptcy protection either voluntarily or involuntarily.

      Section 4.27 No Default. Except where non-compliance would not have a Material Adverse Effect, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound.

      Section 4.28 Absence of Events of Default. Except as set forth in the SEC Documents and this Agreement, no Event of Default, as defined in any agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a Material Adverse Effect.

      Section 4.29 Governmental Consent, etc. Except for the filing of the Form D and any state securities filings, no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby.

      Section 4.30 Intellectual Property Rights. Except as disclosed in the SEC Documents, the Company has sufficient trademarks, trade names, patent rights, copyrights and licenses to conduct its business. To the Company's knowledge, neither the Company nor its products is infringing or will infringe any trademark, trade name, patent right, copyright, license, trade secret or other similar right of others currently in existence; and there is no claim being made against the Company regarding any trademark, trade name, patent, copyright, license, trade secret or other intellectual property right which could have a Material Adverse Effect.

      Section 4.31 Material Contracts. Except as set forth in the SEC Documents, the agreements to which the Company is a party described in the SEC Documents are valid agreements, in full force and effect the Company is not in material breach or material default (with or without notice or lapse of time, or both) under any of such agreements and, to the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default (with or without notice or lapse of time, or both) under any of such agreements.

      Section 4.32 Title to Assets. Except as set forth in SEC Documents, the Company has good and marketable title to all properties and material assets described in the SEC Documents as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.

      Section 4.33 Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been publicly disclosed by the Company or disclosed in writing to the Investor which could reasonably be expected to have a Material Adverse Effect, or could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

      Section 4.34 Security Interest. The Company agrees to cause Petals to give the Investor a security interest on the Collateral during the time that any portion of the Notes remains outstanding. The Company represents and warrants that as of the Closing Date there are no liens, encumbrances, claims or security interests on the Collateral, other than the security interest given to the Investor pursuant to this Agreement. The Company hereby authorizes the Investor to file a UCC-1 Financing Statement on the Collateral in favor of the Investor. The Company agrees that it will not, and will not cause Petals to, encumber the Collateral in any way during the time the Notes remain outstanding.

                                    ARTICLE V

                            Covenants of the Investor

      Section 5.1 4.99% Limitation. The number of shares of Common Stock which may be acquired by the Investor pursuant to the terms of this Agreement shall not exceed the number of such shares which, when aggregated with all other shares of Common Stock then owned by the Investor, would result in the Investor owning more than 4.99% of the then issued and outstanding Common Stock at any one time. The preceding sentence shall not interfere with the Investor's right to convert any portion of the Notes and/or exercise the Warrant over time which in the aggregate totals more than 4.99% of the then outstanding shares of Common Stock so long as the Investor owns more than 4.99% of the then outstanding Common Stock at any given time.

                                   ARTICLE VI

                            Covenants of the Company

      Section 6.1 Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect so long as any Registrable Securities remain outstanding and the Company shall comply in all material respects with the terms thereof.

      Section 6.2 Reservation of Common Stock. As of the date hereof, the Company has authorized and reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, no less than 150% of the Underlying Shares assuming conversion of the full principal amount of Notes on the Trading Day immediately preceding the Closing Date, plus 100% of the Warrant Shares for the purpose of enabling the Company to satisfy any obligation to issue the Underlying Shares and Warrant Shares; such number of shares of Common Stock to be reserved shall be calculated based upon the Conversion Price and Exercise Price under the terms of this Agreement, the Notes and Warrants on the Trading Day immediately preceding the Closing Date. The number of shares so reserved shall be increased to reflect potential decreases in the Common Stock that the Company may thereafter be so obligated to issue by reason of adjustments to the Conversion Price and/or Exercise Price as set forth in the Notes and Warrants, or in the event of a reduction of the Bid Price.

      Section 6.3 Listing of Common Stock. The Company shall (a) not later than the 30th calendar day following the Closing Date prepare and file with the Principal Market (as well as any other national securities exchange, market or trading facility on which the Common Stock is then listed) an additional shares listing application covering at least the sum of (i) 150% the number of Underlying Shares as would be issuable upon a conversion of (and as payment of dividends in respect of) the full principal amount of the Notes, assuming such conversion occurred on the Closing Date, and (ii) the Warrant Shares issuable upon exercise in full of the Warrants, (b) take all steps necessary to cause such shares to be approved for listing on the Principal Market (as well as on any other national securities exchange, market or trading facility on which the Common Stock is then listed) as soon as possible thereafter, and (c) provide to the Investor evidence of such listing, and the Company shall maintain the listing of its Common Stock on such exchange or market for so long as the Securities is owned by the Investor. In addition, if at any time the number of shares of Common Stock issuable on conversion of all then outstanding principal amount of Notes, and/or upon exercise in full of the Warrant is greater than the number of shares of Common Stock theretofore listed with the Principal Market (and any such other national securities exchange, market or trading facility), the Company shall promptly take such action (including the actions described in the preceding sentence), if required pursuant to the rules and regulations of the Principal Market, to file an additional shares listing application with the Principal Market (and any such other national securities exchange, market or trading facility) covering at least a number of shares equal to the sum of (x) 150% of the number of Underlying Shares as would then be issuable upon a conversion in full of the Notes, and (y) the number of Warrant Shares as would be issuable upon exercise in full of the Warrants. The Company warrants that it
(i) has not received any notice, oral or written, affecting it's continued listing on the Nasdaq Small Cap Market, and (ii) is in full compliance with the requirements for continued listing on the Nasdaq Small Cap Market. The Company will take no action, which would adversely impact its continued listing or the eligibility of the Company for such listing. The Company will comply with the listing and trading requirements of its Common Stock on the Nasdaq Small Cap Market (and of any then Principal Market) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market. If the Company receives notification from Nasdaq or any other entity stating that the Company is not in compliance with the listing qualifications of such Principal Market, the Company will immediately thereafter give written notice to the Investor and take all action necessary to bring the Company into compliance with all applicable listing standards of the Principal Market.

      Section 6.4 Exchange Act Registration. The Company will maintain the registration of its Common Stock under Section 12 of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

      Section 6.5 Legends. The securities to be sold by the Company pursuant to this Agreement shall be free of restrictive legends, except as set forth in
Article VIII.

      Section 6.6 Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

      Section 6.7 Notice of Certain Events Affecting Registration. The Company will immediately notify the Investor upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus;
(ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate. The Company will promptly make available to the Investor any such supplement or amendment to the related prospectus.

      Section 6.8 Consolidation; Merger. For so long as any of the Securities are owned by the Investor, the Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement, and all Exhibits annexed hereto.

      Section 6.9 Issuance of Underlying Shares and Warrant Shares. The issuance of the Warrant Shares and the Underlying Shares pursuant to exercise of the Warrants and the conversion of the Notes, shall be made in accordance with the provisions and requirements of Section 4(2) of the Securities Act or Regulation D and any applicable state securities law.

      Section 6.10 Legal Opinion. The Company's independent counsel shall deliver to the Investor upon execution of this Agreement, an opinion in the form of Exhibit G. The Company will obtain for the Investor, at the Company's expense, any and all opinions of counsel which may be reasonably required in order to convert the Notes and/or exercise the Warrants, including, but not limited to, obtaining for the Investor an opinion of counsel, subject only to receipt of a notice of conversion (the "Notice of Conversion") in the form of Exhibit H, and/or subject only to a receipt of a notice of exercise in the form annexed to the Warrant, directing the Company's transfer agent to remove the legend from the certificate.

      Section 6.11 Restrictions on Future Financing. The Company agrees that it shall not enter into any financing transactions which provide for (i) the issuance of shares of Common Stock that are freely tradable by such holder prior to the first anniversary of the Closing Date, or (ii) any securities that are convertible into Common Stock prior to the first anniversary of the Closing Date.

      Section 6.12 Exercise of Warrants. The Company will permit the Investor to exercise its right to purchase shares of Common Stock upon exercise of the Warrants as is set forth in the Warrants.

      Section 6.13 Conversion of Notes. The Company will permit the Investor to exercise its right to convert the Notes by telecopying an executed and completed Notice of Conversion to the Company.

      Section 6.14 Increase in Authorized Shares. At such time as the Company would be, if a Notice of Conversion or notice of exercise (as the case may be) were to be delivered on such date, precluded from (a) converting in full all of the Notes that remain unconverted at such date (and paying any accrued but unpaid dividends in respect thereof in shares of Common Stock), or (b) honoring the exercise in full of the Warrant, due to the unavailability of a sufficient number of shares of authorized but unissued or re-acquired Common Stock, the Board of Directors of the Company shall promptly (and in any case within 75 calendar days from such date) hold a shareholders meeting in which the shareholders would vote for authorization to amend the Articles of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least a number of shares equal to the sum of (i) all shares of Common Stock then outstanding, (ii) the number of shares of Common Stock issuable on account of all outstanding warrants, options and convertible securities (other than the Notes and Warrants) and on account of all shares reserved under any stock option, stock purchase, warrant or similar plan, (iii) 150% of the number of Underlying Shares as would then be issuable upon a conversion in full of the then outstanding Notes and as payment of all future dividends thereon in shares of Common Stock in accordance with the terms of this Agreement and the Notes, and (iv) such number of Warrant Shares as would then be issuable upon the exercise in full of the Warrant. In connection therewith, the Board of Directors shall (x) adopt proper resolutions authorizing such increase, (y) recommend to its shareholders, and otherwise use its best efforts to promptly and duly obtain shareholder approval to carry out such resolutions and (z) within five Business Days of obtaining such shareholder authorization, file an appropriate amendment to the Articles of Incorporation to evidence such increase. The foregoing shall not relieve the Company from any claim for damages that the Investor may have against the Company as a result of the Company not having a sufficient number of authorized shares of Common Stock to satisfy its obligations under this Agreement or any Exhibit annexed hereto.

      Section 6.15 Notice of Breaches. Each of the Company on the one hand, and the Investor on the other, shall give prompt written notice to the other of any breach by it of any representation, covenant, warranty or other agreement contained in this Agreement or any Exhibit annexed hereto, as well as any events or occurrences arising after the date hereof, which would reasonably be likely to cause any representation, covenant, or warranty or other agreement of such party, as the case may be, contained in this Agreement or any Exhibit annexed hereto, to be incorrect or breached as of such Closing Date. However, no disclosure by either party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or other agreement contained in this Agreement or any Exhibit annexed hereto. Notwithstanding the generality of the foregoing, the Company shall promptly notify the Investor of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated by this Agreement or any Exhibit annexed hereto, violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the Investor a copy of any written statement in support of or relating to such claim or notice.

      Section 6.16 Transfer of Intellectual Property Rights. Except in the ordinary course of the Company's business or in connection with the sale of all or substantially all of the assets of the Company, the Company shall not transfer, sell or otherwise dispose of, any Intellectual Property Rights, or allow the Intellectual Property Rights to become subject to any Liens, or fail to renew such Intellectual Property Rights (if renewable and would otherwise expire); provided, however, the Company may license the Intellectual Property Rights.

      Section 6.17 Notices. The Company agrees to provide all holders of Notes and Warrants with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

      Section 6.18 Questions/Answers. The Company shall provide the Investor with the opportunity to ask additional questions of, and receive answers (all of which information shall be limited to information in the public domain) from the Company concerning the Company during the period that the Investor own the Notes and/or Warrants.

      Section 6.19 Rule 144 Compliance. The Company covenants and agrees that for so long as any of the Common Stock issuable upon conversion of the Notes remain outstanding and continue to be "restricted securities" within the meaning of Rule 144 under the Act, the Company shall cooperate in order to permit resales of the Underlying Shares pursuant to Rule 144 under the Act. The Company shall provide the Company's transfer agent any and all papers necessary to complete the transfer under Rule 144, including, but not limited to, opinions of counsel to the Company's transfer agent, and the Company shall continue to file all material required to be filed pursuant to Sections 13(a) or 15(d) of the 1934 Act.

      Section 6.20 Issuance Limitation. The aggregate number of shares of Common Stock which may be acquired by the Investor upon conversion of all of Notes and upon exercise of all of the Warrants, shall not equal or exceed nineteen and nine tenths (19.9%) percent of the aggregate number of issued and outstanding shares of Common Stock, Class B Common Stock or other Securities of the Company having voting power as at the Closing Date (the "Maximum Underlying Shares"). Until such time as the Notes and Warrants issued under this Agreement shall have been either converted or redeemed pursuant, and the Warrants shall have either been exercised or shall have expired, the Investor may not convert his or its Note and/or exercise his or its Warrant into an aggregate number of Underlying Shares and Warrant Shares which shall exceed the product of multiplying (a) a fraction, the numerator of which shall be the original principal amount of this Note and the denominator of which shall be $13,540,626, by (b) the aggregate number of Maximum Underlying Shares. In lieu of such issuance(s) the Company shall pay to the Investor the cash value of such shares of Common Stock due to the Investor within five Business Days of when such issuance is due based upon the Bid Price of the Common Stock on the Trading Date of when due (or such next Trading Day if such day is not a Trading Day).

                                   ARTICLE VII

         Due Diligence Review; Non-Disclosure of Non-Public Information

      Section 7.1 Due Diligence Review. The Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor), and any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and its respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

      Section 7.2 Non-Disclosure of Non-Public Information.

            (a) The Company shall not disclose non-public information to the Investor, or advisors to or representatives of, the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, and their advisors and representatives, with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor, advisors and representatives of the Investor, to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

            (b) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of its opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE VIII

                                     Legends

      Section 8.1 Legends. The Investor agrees to the imprinting, so long as is required by this Section, of the following legend (or such substantially similar legend as is acceptable to the Investor and its counsel, the parties agreeing that any unacceptable legended securities shall be replaced promptly by and at the Company's cost) on each of the Securities (provided that the Additional Shares, Underlying Shares and Warrant Shares shall not contain such legend if such shares have been included as part of a then effective Registration Statement or an exemption from registration then exists):

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THERE IS AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

      The Company agrees that it will provide the Investor, upon request, with a certificate or certificates representing the Securities, free from such legend at such time as such legend is no longer required hereunder. The Company may not take any action or make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions of transfer set forth in this Section.

      Upon the one-year anniversary of the Closing Date, the Company shall issue to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions in substantially the form of Exhibit I hereto. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Registrable Securities by the Investor to issue certificates evidencing such Registrable Securities free of the Legend during the following periods and under the following circumstances and except as provided below, without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investor:

            (a) at any time after one year after the Closing Date, and the Effective Date has occurred, upon surrender of one or more certificates evidencing the Warrant, Notes, Underlying Shares or Warrant Shares that bear the aforementioned Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the aforementioned legend to replace those surrendered; provided that (i) the Registration Statement shall then be effective; (ii) the Investor confirms to the transfer agent that it has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party that is not an affiliate of the Company; and (iii) the Investor confirms to the transfer agent that the Investor has complied with the prospectus delivery requirement; or

            (b) at any time upon any surrender of one or more certificates evidencing Registrable Securities, that bear the aforementioned legend, to the extent accompanied by a notice requesting the issuance of new certificates free of such legend to replace those surrendered and containing representations that (i) the Investor is permitted to dispose of such Registrable Securities, without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act (or any other similar exemption as may then be in effect), or (ii) the Investor has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Registrable Securities, in a manner other than pursuant to an effective registration statement, to a transferee who will upon such transfer be entitled to freely tradable securities. The Company shall have counsel provide any and all opinions necessary for the sale under Rule 144 (or such other applicable exemption).

      Any of the notices referred to above in this Section may be sent by facsimile to the Company's transfer agent.

      Section 8.2 No Legend or Stock Transfer Restrictions. No instructions or "stop transfer orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect to the Notes, Warrants or Securities other than as expressly set forth in this Article.

                                   ARTICLE IX

                       Choice of Law; Venue; Jurisdiction

      Section 9.1 Choice of Law; Venue; Jurisdiction. This Agreement will be construed and enforced in accordance with and governed exclusively by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York sitting in Manhattan in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

                                    ARTICLE X

                             Assignment; Termination

      Section 10.1 Assignment. The Investor's interest in this Agreement and their ownership of the Notes and Warrant may be assigned or transferred at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor) who agrees to, and truthfully can, make the representations and warranties contained in Article III, and who agrees to be bound by the covenants of Article V. The provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Notes and/or Warrant purchased or acquired by the Investor hereunder with respect to the Common Stock held by such person.

      Section 10.2 Termination. This Agreement shall terminate upon the earliest of (i) the date that all the Securities have been sold by the Investor; (ii) all of the principal amount of the Notes and all of the Warrants issued on the Closing date shall have been redeemed by the Company as per the terms of the Notes and Warrants; (iii) five years after the Closing Date; or (iv) the date the Investor receives an opinion from Company counsel that all of the Registrable Securities may be publicly sold under Rule 144, or pursuant to an effective Registration

Statement without volume limitation; provided, however, that the provisions of Articles III, IV, V, VI, VII, VIII, IX, X, XI, and XII herein and the terms of the Registration Rights Agreement shall survive the termination of this Agreement.

                                   ARTICLE XI

                                     Notices

      Section 11.1 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day between the hours of 9:00 a.m. and 5:00 p.m. where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day between the hours of 9:00 a.m. and 5:00 p.m. where such notice is to be received), (b) on the second Business Day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur, or (c) five calendar days after sent by regular mail. The addresses for such communications shall be:

      If to the Company:

                        Interiors, Inc.
                        320 Washington Street
                        Mount Vernon, New York 10553
                        Telephone:  (914) 665-5400
                        Facsimile: (914) 665-5469
                        Attention: President

      With a copy to:

                        Greenberg Traurig
                        200 Park Avenue
                        New York, New York 10166
                        Telephone: (212) 801-9200
                        Facsimile: (212) 801-6400
                        Attention: Stephen A. Weiss, Esq.

      If to the Investor:

                        Limeridge LLC
                        c/o Citco Trustees Cayman Limited
                        Corporate Centre
                        PO Box 31106SMB
                        Grand Cayman, Cayman Islands
                        British West Indies
                        Attention: Sabrina Hew
                        Facsimile: 345 945-7566
                        Telephone: 345 949-3977

      Any party hereto may from time to time change its address or facsimile number for notices under this Section 11.1 by giving at least ten calendar days' prior written notice of such changed address or facsimile number to the other party hereto.

      Section 11.2 Indemnification. The Company agrees to indemnify and hold harmless the Investor and each agent and affiliate of the Investor against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which any of the Investor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach by the Company of any term of this Agreement. This indemnity agreement will be in addition to any liability, which the Company may otherwise have.

      The Investor agree that it will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach by such Person of any term of this Agreement. This indemnity agreement will be in addition to any liability, which the Investor or any subsequent assignee may otherwise have.

      Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this

Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is one of the Investor, the fees and expenses of such counsel shall be at the expense of the indemnifying party if
(i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Investor and the indemnifying party and the Investor shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Investor (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Investor, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Investor, which firm shall be designated in writing by the Investor). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

      Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury. If the Investor, or any person claimed to be affiliated or associated with the Investor, becomes involved in any capacity in any action, proceeding or investigation brought by or against any such person, including shareholders of the Company, in connection with or as a result of any matter referred to in this Agreement or any Exhibit annexed hereto, the Company shall reimburse the Investor and/or those claimed to be affiliated or associated with the Investor for its legal fees and expenses and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, provided, however, that if at the conclusion of such action, proceeding or investigation it shall be finally judicially determined by a court of competent jurisdiction that indemnity for such fees and expenses is contrary to law, or that the Investor is not the prevailing party then in that event, the Company shall not be responsible for such payment.

      Section 11.3 Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 11.2 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of
Section 11.2 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in Section 11.2 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contributions from any person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE XII

                                  Miscellaneous

      Section 12.1 Counterparts; Facsimile; Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by the Company on the one hand, and all of the Investor on the other hand.

      Section 12.2 Entire Agreement. This Agreement, and the Exhibits and Schedules annexed hereto, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits and Schedules to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

      Section 12.3 Survival; Severability. The representations, and warranties, of the parties hereto shall survive for a period of one year after the termination of this Agreement as provided above. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

      Section 12.4 Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      Section 12.5 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement and all Exhibits shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to rely upon any other reporting entity.

      Section 12.6 Replacement of Certificates. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Securities and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, and to the Company's transfer agent, or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

      Section 12.7 Fees and Expenses. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company shall pay on the Closing Date, in cash, out of escrow, to the Escrow Agent the sum of $35,000, and the sum of $225,000 to Greenfield Capital. The Company shall pay to Limeridge LLC the sum equal to one percent (1%) of the outstanding principal amount of the Notes on the last Business Day of each calendar month (pro rated for any period less than a full calendar month) after the Closing Date for as long as the Notes remain outstanding.

      Section 12.8 Publicity. The Company and the Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investors without the prior written consent of the Investor, except to the extent required by law, in which case the Company shall provide the Investor with prior written notice of such public disclosure.

Exhibits:                                       SCHEDULES:
---------                                       ----------

A:    Note                                      4.3   Capitalization
B:    Escrow Agreement
C:    Exchange Agreement
D:    Registration Rights Agreement
E:    Security Agreement
F:    Common Stock Purchase Warrant
G:    Opinion of Counsel
H:    Notice of Conversion
I:    Instruction Letter to Transfer Agent

      IN WITNESS WHEREOF, the parties hereto have caused this Secured Convertible Note Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                    Interiors, Inc.


                                    By: /s/ Max Munn
                                        ---------------------------
                                        Name: Max Munn
                                        Title: President

                                    INVESTOR:

                                    LIMERIDGE LLC


                                    By: /s/ ineligible
                                        ---------------------------
                                        Name:  Navigator Management Ltd.
                                        Title: Director

                                   SCHEDULE A

Breakdown

$5,027,000  -     Exchange of 5,027 shares of Interiors, Inc. Series C Preferred
                  Stock.
$517,258    -     Monies owed by Interiors to Limeridge as warrant makeup.
$181,309    -     Monies owed by Interiors to Limeridge as a Rule 144 makeup.
$215,059    -     Interest on Series C Preferred Stock through September 1999.
$600,000    -     Damages owed by Interiors to Limeridge for failure to file registration statement in connection with purchase of Series C
                  Preferred Stock.
($500,000)  -     Monies owed to Interiors, Inc. from Limeridge LLC paid to
                  Interiors out of damages set forth above.

                                    EXHIBIT A

No.   1                                                          $13,540,626 USD
    -----                                                        -----------

                                 INTERIORS, INC.

                 Secured Convertible Note due September 29, 2004

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THERE IS AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

            This Secured Convertible Note is duly authorized issue of Secured Convertible Notes of Interiors Inc., a Delaware corporation (the "Issuer"), issued on September 30, 1999 (the "Issuance Date"), and designated as its Secured Convertible Note due September 29, 2004 (the "Note").

            This Note has been issued under the terms and provisions of the Secured Convertible Note Purchase Agreement dated as of September 30, 1999 between the Issuer and Holder and the other holder of Notes (the "Agreement") and shall be subject to all of the terms and conditions and entitled to all of the benefits thereof. This Note has been secured by the Collateral (as defined in the Agreement) pursuant to the terms of the Agreement and a security agreement (the "Security Agreement") entered into between the Issuer and the Holder.

                FOR VALUE RECEIVED, the Issuer promises to pay to

                                  LIMERIDGE LLC

      the registered holder hereof or its registered assigns, if any (the
                        "Holder"), the principal sum of:

     Thirteen Million Five Hundred forty Thousand Six Hundred and Twenty Six

                             United States Dollars,
on or prior to September 29, 2004 (the "Maturity Date") or such earlier date this Note is required to be repaid by the Issuer pursuant to the terms herein, and to pay interest, as outlined below, at the rate of seventeen percent (17%) per annum on the principal sum outstanding for the term of this Note. Accrual of interest shall commence as of the Issuance Date and shall accrue from day to day. Interest shall be payable in cash by the Issuer upon the earlier to occur of (a) a Conversion Date, (b) redemption as set forth below, or (c) upon an Event of Default as defined below. Unless otherwise agreed in writing by both parties hereto, the interest so payable will be paid to the person in whose name this Note (or one or more predecessor Notes) is registered on the records of the Issuer regarding registration and transfers of the Note (the "Note Register"), provided, however, that the Issuer's obligation to a transferee of this Note arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions contained in the Agreement and this Note.

      In the event this Note is outstanding on the Maturity Date it shall automatically be converted into shares of the Issuer's Class A Common Stock, $0.001 par value per share (the "Common Stock") (as set forth below) as if the Holder voluntarily elected such conversion in accordance with the procedures, terms and conditions set forth in this Note, provided, that such shares of Common Stock are either (a) registered at such time for resale under the Securities Act, or (b) otherwise resalable under the Securities Act without restriction to limitation under Rule 144, and (i) the Common Stock is listed on the Nasdaq Small Cap Market or other Principal Market (as defined in the Agreement) at such time and has been listed on such market for at least the preceding sixty trading days, (ii) there has not been any suspension in the trading of the Common Stock on the Nasdaq Small Cap Market or other Principal Market, and the (iii) the Issuer has been in compliance in all material respects with the terms and conditions of this Note and the Agreement (including all Exhibits annexed to the Agreement). In the event that (i), (ii), and (iii) of the preceding sentence are not satisfied then the Issuer shall be obligated to pay the Holder the cash value of the principal amount of this Note outstanding on such date as if such Note had been converted and sold on such date (at the Bid Price as defined below) in accordance with the conversion provisions set forth below, plus all unpaid interest. Principal and interest are payable at the address last appearing on the Note Register as designated in writing by the Holder hereof from time to time.

      The Note is subject to the following additional provisions:

      1. The Note is exchangeable for like Notes in equal aggregate principal amount of authorized denominations, as requested by the Holder surrendering the same, but shall not be issuable in denominations of less than $50,000 (unless such amount represents the remaining principal balance outstanding). No service charge will be made for such registration or transfer or exchange.

      2. The Issuer shall be entitled to withhold from all payments of principal and/or interest of this Note any amounts required to be withheld under the applicable provisions of the U.S. Internal Revenue Code of 1986, as amended, or other applicable laws at the time of such payments.

      3. This Note has been issued subject to investment representations of the original Holder hereof and may be transferred or exchanged only in compliance with the Securities Act and applicable state securities laws and in compliance with the restrictions on transfer provided in the Agreement. Prior to the due presentment for such transfer of this Note, the Issuer and any agent of the Issuer may treat the person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Note is overdue, and neither the Issuer nor any such agent shall be affected by notice to the contrary. The transferee shall be bound, as the original Holder by the same representations and terms described herein and under the Agreement.

      4. The Holder is entitled, at its option, at any time after September 29, 2000 to convert this Note, in whole or in part, in minimum denominations of $50,000 (unless such amount represents the remaining principal balance outstanding), in accordance with the following terms and conditions:

            (a) The Holder may exercise its right to convert the Note by telecopying an executed and completed notice of conversion (the "Notice of Conversion") to the Issuer and delivering the original Notice of Conversion and the original Note to the Issuer by express courier. Each Business Day on which a Notice of Conversion is telecopied to and received by the Issuer in accordance with the provisions hereof shall be deemed a "Conversion Date". The Issuer will transmit the certificates representing shares of Common Stock issuable upon conversion of the Note (together with the certificates representing the Note not so converted) to the Holder via express courier, by electronic transfer (if applicable) or otherwise within five Business Days after the Conversion Date, provided, the Issuer has received the original Notice of Conversion and Note being so converted. If the Company has not received the original Notice of Conversion and original Note being converted within three Business Days after Conversion Date, then the Issuer shall transmit the certificates representing the shares of Common Stock issuable upon conversion of the Note (together with the certificates representing the Note not so converted) to the Holder via express courier, by electronic transfer (if applicable) or otherwise within three Business Days after receipt of the original Notice of Conversion and original Note being converted. In addition to any other remedies which may be available to the Holder, in the event that the Issuer fails to effect delivery of such shares of Common Stock within (i) five Business Days after receipt of a Notice of Conversion (provided the Issuer has received the original Notice of Conversion and Note within three Business Days after the Conversion Date), or
(ii) three Business Days after receipt of the original Notice of Conversion and original Note being converted if the Issuer has not received the original Notice of Conversion and original Note being converted within three Business Days after the Conversion Date, the Holder will be entitled to revoke the Notice of Conversion by delivering a notice to such effect to the Issuer whereupon the Issuer and the Holder shall each be restored to their respective positions immediately prior to delivery of the Notice of Conversion. The Notice of Conversion and Note representing the portion of the Note converted shall be delivered as follows:

            To the Issuer:

                        Interiors, Inc.
                        320 Washington Street
                        Mount Vernon, New York 10553
                        Telephone:  (914) 665-5400
                        Facsimile: (914) 665-5469
                        Attention: President

            or to such other address as may be communicated by the Issuer to the Holder in writing.

            In the event that the Common Stock issuable upon conversion of the
Note is not delivered to the Holder within (i) seven Business Days after the Conversion Date (provided the Issuer has received the original Notice of Conversion and Note within three Business Days after the Conversion Date), or
(ii) three Business Days after receipt of the original Notice of Conversion and original Note being converted if the Issuer has not received the original Notice of Conversion and original Note being converted within three Business Days after the Conversion Date (and assuming the Holder has not revoked such Notice of Conversion as permitted above), the Issuer shall pay to the Holder, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each $100,000 principal amount of Note sought to be converted, $250 for each calendar day that the shares of Common Stock are not delivered, which liquidated damages shall run from the eighth Business Day after the Conversion Date up until the time that either the Notice of Conversion is revoked or the Common Stock is delivered, at which time such liquidated damages shall cease. Any and all payments required pursuant to this paragraph shall be payable only in cash immediately. The Holder's right to liquidated damages pursuant to the terms of this Section shall in no way affect the Holder's right pursuant to Section 7 below to consider this Note immediately due and payable upon the occurrence of an Event of Default (as defined in Section 7 below).

            (b) The Holder may, at its sole option convert this Note into that number of shares of fully paid and nonassessable shares of Common Stock (the "Conversion Shares") which is to be derived from dividing the Conversion Amount by the Conversion Price. For purposes of this Note, the term "Conversion Amount" shall mean the principal dollar amount of the Note being converted. The "Conversion Price" shall be equal to one hundred (100%) percent of the average of Bid Price during the five consecutive trading days immediately preceding a Conversion Date, as such Conversion Price shall be adjusted pursuant to the terms hereof. The "Bid Price" shall be deemed to be the reported last bid price regular way of the Common Stock as reported by Bloomberg LP or if unavailable, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the closing bid price as reported by Nasdaq or such other system then in use, or, if the Common Stock is not quoted by any such organization, the closing bid price in the over-the-counter market as furnished by the principal national securities exchange on which the Common Stock is traded. The principal amount of this Note shall be reduced as per that principal amount indicated on the Notice of Conversion upon the proper receipt by the Holder of such shares of Common Stock due upon such Notice of Conversion.

            (c) Upon each adjustment of the Conversion Price, the Holder shall thereafter be entitled to (but not obligated to) receive upon conversion of this Note, at the Conversion Price resulting from such adjustment, the number of shares of Common Stock obtained by (i) multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Stock receivable hereunder immediately prior to such adjustment and (ii) dividing the product thereof by the Conversion Price resulting from such adjustment.

            (d) The Conversion Price shall be adjusted as follows:

                  (i) In the case of any amendment to the Issuer's Certificate of Incorporation to change the designation of the Common Stock or the rights, privileges, restrictions or conditions in respect to the Common Stock or division of the Common Stock, this Note shall be adjusted so as to provide that upon exercise thereof, the Holder shall receive, in lieu of each share of Common Stock theretofore issuable upon such conversion, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by the Holder issuable upon such conversion had the conversion occurred immediately prior to such designation, change or division. This Note shall be deemed thereafter to provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The provisions of this Subsection (i) shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

                  (ii) If the Issuer shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or declare a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision or dividend or other distribution shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (iii) If any capital reorganization or reclassification of the capital stock of the Issuer, or any consolidation or merger of the Issuer with or into another corporation or other entity, or the sale of all or substantially all of the Issuer's assets to another corporation or other entity shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities, other evidence of equity ownership or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale (except as otherwise provided below in this Section) lawful and adequate provisions shall be made whereby the Holder shall thereafter have the right to receive upon the conversion hereof upon the basis and upon the terms and conditions specified herein, such shares of stock, securities, other evidence of equity ownership or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore receivable upon the conversion of this Note under this Section had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and of the number of shares of Common Stock receivable upon the conversion of this Note) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, other evidence of equity ownership or assets thereafter deliverable upon the exercise hereof including an immediate adjustment, by reason of such consolidation or merger, of the Conversion Price to the value for the Common Stock reflected, by the terms of such consolidation or merger if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation or merger. Subject to the terms of this Note, in the event of a merger or consolidation of the Issuer with or into another corporation or other entity as a result of which the number of shares of common stock of the surviving corporation or other entity issuable to investors of Common Stock, is greater or lesser than the number of shares of Common Stock of the Issuer outstanding immediately prior to such merger or consolidation, then the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock. The Issuer shall not effect any such consolidation, merger or sale, unless, prior to the consummation thereof, the successor corporation (if other than the Issuer) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, other evidence of equity ownership or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive or otherwise acquire. If a purchase, tender or exchange offer is made to and accepted by the holders of more than fifty (50%) percent of the outstanding shares of Common Stock, the Issuer shall not effect any consolidation, merger or sale with the person having made such offer or with any affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the Holder shall have been given a reasonable opportunity to then elect to receive upon the conversion of this Note the amount of stock, securities, other evidence of equity ownership or assets then issuable with respect to the number of shares of Common Stock in accordance with such offer.

                  (iv) In case the Issuer shall, at any time prior to conversion of this Note, consolidate or merge with any other corporation or other entity (where the Issuer is not the surviving entity) or transfer all or substantially all of its assets to any other corporation or other entity, then the Issuer shall, as a condition precedent to such transaction, cause effective provision to be made so that the Holder upon the conversion of this Note after the effective date of such transaction shall be entitled to receive the kind and, amount of shares, evidences of indebtedness and/or other securities or property receivable on such transaction by the Holder of the number of shares of Common Stock as to which this Note was convertible immediately prior to such transaction (without giving effect to any restriction upon such exercise); and, in any such case, appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions of this Note shall thereafter be applicable (as nearly as may be practicable) with respect to any shares, evidences of indebtedness or other securities or assets thereafter deliverable upon conversion of this Note. Upon the occurrence of any event described in this Subsection (iv), the Holder shall have the right to (i) convert this Note immediately prior to such event at a Conversion Price equal to the lesser of (a) the then Conversion Price or (b) the price per share of Common Stock paid in such event, (ii) retain ownership of this Note, in which event, appropriate provisions shall be made so that this Note shall be convertible at the Holder's option into shares of stock, securities or other equity ownership of the surviving or acquiring entity, or
(iii) force redemption of the then outstanding principal amount of this Note in accordance with the provisions of Section 18 below.

                  (v) Whenever the Conversion Price shall be adjusted pursuant to this Section the Issuer shall promptly mail by registered or certified mail, return receipt requested, to the Holder a certificate signed by its President or Vice President and by its Treasurer, or Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Issuer made any determination hereunder), and the Conversion Price after giving effect to such adjustment, and shall cause copies of such certificates to be mailed (by first-class mail, postage prepaid) to the Holder. The Issuer shall make such certificate and mail it to the Holder immediately after each adjustment.

            (e) The Issuer will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Issuer, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment.

            (f) In the event of any liquidation, dissolution or winding up of the Issuer, whether voluntary or involuntary, before any distribution may be made with respect to the Issuer's Common Stock or any other class of common stock or preferred stock of the Issuer, the Holder shall be entitled to receive out of the assets available for distribution to shareholders an amount in cash equal to the Redemption Price of such principal amount of Note then outstanding (the "Liquidation Amount"). If any portion of the principal amount of this Note shall have been prepaid or converted into Common Stock prior to such liquidation, dissolution or winding up, the interest component of the Liquidation Amount pursuant to clause (ii) above shall be calculated annually based on the average principal amount of this Note which shall be outstanding during each consecutive twelve month period from the date of issuance of this Note to the date immediately prior to such liquidation, dissolution or winding up of the Company. If the assets of the Company available for distribution to shareholders shall be insufficient to pay the Holder the full Liquidation Amount to which they shall be entitled, then any such distribution of assets of the Issuer shall be distributed ratably to all of the holders of the Notes. After the payment of the Liquidation Amount shall have been made in full to the Holder or funds necessary for such payment shall have been set aside by the Issuer in trust for the account of holders of the Notes so as to be available for such payments, the holders of the Notes shall be entitled to no further participation in the distribution of the assets of the Issuer, and the remaining assets of the Issuer legally available for distribution to shareholders shall be distributed among the holders of Common Stock and any other classes or series of Common Stock or preferred stock of the Issuer in accordance with their respective terms.

      5. No provision of this Note shall alter or impair the obligation of the Issuer, which is absolute and unconditional, upon an Event of Default (as defined below), to pay the principal of, and interest on this Note at the place, time, and rate, and in the coin or currency herein prescribed.

      6. The Issuer hereby expressly waives demand and presentment for payment, notice on nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

      7. If one or more of the following described events (each of which being an "Event of Default" hereunder) shall occur and shall be continuing (as set forth below) for a period of seven Business Days after notice from the Holder:

            (a) any of the representations, covenants, or warranties made by the Issuer herein, or in the Agreement (including all Exhibits annexed thereto) shall have been incorrect when made; or

            (b) any of the representations, covenants, or warranties made by Petals, Inc. in the Security Agreement shall have been incorrect when made in any material respect; or

            (c) the Issuer shall breach, fail to perform, or fail to observe in any material respect any material covenant, term, provision, condition, agreement or obligation of the Issuer under this Note (or any security of the Issuer held by the Holder), the Security Agreement, the Registration Rights Agreement, and the Agreement, between the parties of even date herewith,; or

            (d) Petals, Inc. shall breach, fail to perform, or fail to observe in any material respect any material covenant, term, provision, condition, agreement or obligation of Petals, Inc. under the Security Agreement between the parties of even date herewith; or

            (e) a trustee, liquidator or receiver shall be appointed for the Issuer (and/or Petals, Inc.) or for a substantial part of its property or business without its consent and shall not be discharged within thirty
      (30) calendar days after such appointment; or

            (f) any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Issuer (and/or Petals, Inc.) and shall not be dismissed within thirty (30) calendar days thereafter; or

            (g) bankruptcy reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Issuer (and/or Petals, Inc.) and, if instituted against the Issuer (and/or Petals, Inc.), Issuer (and/or Petals, Inc.) shall by any action or answer approve of, consent to or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding or such proceedings shall not be dismissed within thirty
      (30) calendar days thereafter; or

            (h) the Common Stock is suspended and/or delisted from trading on the Nasdaq Small Cap Market, or the Issuer has received notice of final action concerning delisting from the Nasdaq Small Cap Market, unless in each such instance, the Issuer's Common Stock shall be listed on the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange within seven business days from such suspension and/or delisting on the Nasdaq Small Cap Market; or

            (i) the Registration Statement including the shares of Common Stock underlying this Note has not been filed with the Securities and Exchange Commission and/or declared effective in a timely manner as per Sections 3(a) and 3(f) of the Registration Rights Agreement between the Issuer and the Holder of even date herewith, or the effectiveness of such Registration Statement shall be suspended for more than seven consecutive business days; or

            (j) the Issuer shall have failed to pay interest within five Business Days of when due hereunder and/or principal within three Business Days of when due hereunder and/or comply with the redemption provisions contained herein within three Business Days of when due hereunder; in each case, upon receipt of written notice of such payment default; or

            (k) the Issuer shall have failed to timely deliver shares of Common Stock issuable upon conversion of the Notes and/or exercise of the Warrants issued by the Issuer pursuant to the terms of this Note and the Warrants; or

            (l) the Issuer, or any other party, shall, at any time after the Issuance Date, (i) in any way materially and adversely alter Holder's security interest that it has been granted in the Collateral pursuant to the Security Agreement, or (ii) sell, transfer or convey the Collateral; or

            (m) the Company and/or Petals, Inc. shall cease operations, cease to operate as a going concern, terminate its corporate existence, or sell, transfer and/or convey all or substantially all of its assets, or either shall combine with another entity whereby the Issuer is not the surviving entity; or

            (n) a judgment in excess of $100,000 shall be entered against Debtor and/or Subsidiary or a warrant of execution or similar process shall be issued or levied against its property and within thirty (30) days after such judgment, warrant or process shall not have been paid in full or proper appeal of the same made.

            (o) the occurrence of any "Event of Default" as that term is defined in the Security Agreement, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been cured or waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) or cured as provided herein, at the option of the Holder, and in the Holder's sole discretion, the Holder may consider the entire principal amount of this Note (and all interest through such date) immediately due and payable in cash, at the cash equivalent of the Redemption Price for such then outstanding principal amount of Note, (or the Holder shall be entitled to recover from the Collateral as per the terms of the Security Agreement, but shall be entitled to enforce its rights hereunder in the event the Collateral is insufficient to the amounts due and owing as aforesaid) without presentment, demand protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law (including but not limited to consequential damages if any). It is agreed that in the event of such action, such Holder shall be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys. Nothing contained herein shall limit the rights of the Holder to collect liquidated damages as provided herein or in any other agreement entered into between the Holder and the Issuer, or any other damages that the Holder may otherwise be entitled to under the terms of this Note or the Agreement (including any Exhibit annexed thereto).

      8. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

      9. [this section intentionally left blank]

      10. This Note, together with all documents referenced herein, embodies the full and entire understanding and agreement between the Issuer and Holder with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. Neither this Note nor any terms hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Issuer and the Holder. All capitalized terms not otherwise defined herein shall have the same meaning as given in the Agreement. In the event of any inconsistencies between this Note and the Agreement, the Note shall control. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Note shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Note.

      11. This Note will be exclusively construed and enforced in accordance with and governed exclusively by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York sitting in Manhattan in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

Each party hereby agrees that if the other party to this Note obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Note irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

      12. The convertibility of this Note shall be restricted such that

            (a) that portion of the Note which, if otherwise converted, would result in Holder owning 4.99% or more of the then issued and outstanding Common Stock, shall not be convertible until the Holder is not an owner of 4.99% or more of the then issued and outstanding Common Stock; and

            (b) The aggregate number of shares of Common Stock which may be acquired by the Holder and all other holders of Notes similar to this Note upon conversion of all of Notes and upon exercise of all of the Warrants, pursuant to the terms set forth in the Secured Convertible Note Purchase Agreement, dated of even date, among the Holder, other holders of Notes and the Issuer (the "Purchase Agreement") and in the Warrant (constituting an exhibit to the Purchase Agreement), shall not equal or exceed nineteen and nine tenths (19.9%) percent of the aggregate number of issued and outstanding shares of Common Stock, Class B Common Stock or other Securities of the Company having voting power as at the Closing Date (the "Maximum Underlying Shares"). Until such time as this Note and all other Notes and Warrants issued under the Purchase Agreement shall have been either converted into Conversion Shares or redeemed pursuant to the Purchase Agreement, and the Warrants shall have either been exercised or shall have expired, the Holder of this Note may not convert his or its Note and/or exercise his or its Warrant into an aggregate number of Conversion Shares and Warrant Shares which shall exceed the product of multiplying (a) a fraction, the numerator of which shall be the original principal amount of this Note and the denominator of which shall be $13,540,626, by (b) the aggregate number of Maximum Underlying Shares. In lieu of such issuance(s) the Company shall pay to the Holder(s) the cash value of such shares of Common Stock in excess of those converted due to the Holder(s) within five Business Days of when such issuance is due based upon the Bid Price of the Common Stock on the Trading Date of when due (or such next Trading Day if such day is not a Trading Day).

      13. In the event the Issuer, at any time while this Note is outstanding, shall issue any shares of Common Stock (or any instrument convertible into Common Stock), otherwise than: (i) pursuant to options, warrants, instruments and agreements under which convertible notes and/or shares of convertible preferred stock of the Issuer were issued, or other obligations to issue shares of Common Stock as of the Issuance Date, all as described in Section 4.3 of the Agreement or in the SEC filings made by the Issuer within twelve months prior to the Issuance Date, or (ii) all shares reserved for issuance pursuant to the Issuer's stock option, incentive, or other similar plan, which plan and which grant was in effect as of the Issuance Date and approved by the Board of Directors of the Issuer ((i) and (ii) collectively referred to as the "Existing Obligations"), for a consideration less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price shall be amended from then on to be equal to the lesser of (i) one hundred (100%) percent of the average of the Bid Prices during the five consecutive trading days immediately preceding a Conversion Date, or (ii) the resulting quotient from the following formula: (y) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Conversion Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any received by the Issuer upon such issue of additional shares of Common Stock; and (z) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. Except for the Existing Obligations, and options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Issuer, for the purposes of this adjustment, the issuance of any security of the Issuer carrying the right to convert such security into shares of Common Stock or of any warrant, right, or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon issuance of shares of Common Stock upon the Holder's exercise of its conversion rights.

      14. In the event the Holder shall elect to convert any portion of this Note as provided herein, the Issuer cannot refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, unless an injunction from a court, restraining and/or enjoining conversion of all or part of said portion of this Note shall have been issued and the Issuer posts a surety bond for the benefit of the Holder in the amount of 130% of the principal amount of the Note sought to be converted plus outstanding interest through such date, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Holder in the event it obtains a favorable judgment (but shall not in any way limit any additional damages the Holder may be entitled to).

      15. Upon receipt by the Issuer of evidence of the loss, theft, destruction or mutilation of any Note certificate(s), and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Issuer, and upon the cancellation of the Note certificate(s), if mutilated, the Issuer shall execute and deliver new certificates for Note(s) of like tenure and date.

      16. This Note does not entitle the Holder to any voting rights or other rights as a shareholder of the Issuer prior to the conversion into Common Stock thereof, except as provided by applicable law. If, however, at the time of the surrender of this Note and conversion the Holder hereof shall be entitled to convert this Note, the shares of Common Stock so issued shall be and be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the Conversion Date.

      17. Except as expressly provided herein or as required by law, so long as this Note remains outstanding, the Issuer shall not, without the approval by vote or written consent by the Holder, take any action that would adversely affect the rights, preferences or privileges of this Note.

      18. The Issuer shall have the right to redeem this Note, in whole or in part (except that portion of the principal amount of this Note that is the subject of a Notice of Conversion which has previously been sent to the Issuer), in cash at the Redemption Price (as defined below) at any time by thereafter providing written notice (the "Redemption Notice") to the Holder. The Issuer shall wire transfer the appropriate amount of funds to the Holder to complete the redemption, which shall be (if the Redemption Notice is received via facsimile by the Holder prior to the first anniversary of the Issuance Date) no later than the tenth Business Day after the Holder has received the Redemption Notice via facsimile (the "Redemption Date") and if the Redemption Notice is received via facsimile by the Holder after the first anniversary of the Issuance Date no later than the third Business Day after the Holder has received the Redemption Notice via facsimile (also referred to as a Redemption Date. Upon facsimile receipt of the Redemption Notice, the Holder's right to convert this Note shall terminate and be canceled immediately; provided, however, that the right to convert this Note shall immediately be reinstated if the Issuer fails to comply with the redemption provisions hereof. In the event the Issuer fails to wire the appropriate amount of funds to the Holders as set forth in the Redemption Notice on or before the Redemption Date, or shall otherwise fail to comply with the redemption provisions set forth herein on three separate occasions, then the Issuer shall have waived its right to redeem any portion of this Note at any time thereafter (the foregoing shall have not be deemed as a waiver by the Holder of any rights it may have under Section 7 herein).

            The Redemption Notice shall set forth (i) the Redemption Date, (ii) the Redemption Price, as defined below, and (iii) the principal amount of the Note being redeemed. The Redemption Notice shall be irrevocable, and it shall be delivered by facsimile to the Holder at its address as the same shall appear on the books of the Issuer.

            The Redemption Price shall be equal to the sum of (a) the entire outstanding principal amount of this Note being redeemed, (b) all accrued and unpaid interest on this Note, (c) all accrued and unpaid fees and expenses required to be paid for so long as the Note is outstanding pursuant to Section
12.7 of the Agreement.

            At the close of business on the Redemption Date, subject to the Holder's receipt of the applicable Redemption Price, the portion of this Note being redeemed shall be automatically canceled and converted into a right to receive the Redemption Price, and all rights of this Note, including the right to conversion shall cease without further action. Immediately following the Redemption Date (assuming full compliance by the Issuer with the redemption provisions set forth herein), the Holder shall surrender its original Note at the office of the Issuer, and the Issuer shall issue to the Holder a new Note certificate for the principal amount that remains outstanding, if any.

      The Redemption Price shall be adjusted proportionally upon any adjustment of the Conversion Price as set forth above.

      The Issuer shall not be entitled to send any Redemption Notice and begin the redemption procedure hereunder unless it has:

                  (i) the full amount of the Redemption Price in cash, available in a demand or other immediately available account in a bank or similar financial institution;

                  (ii) immediately available credit facilities, in the full amount of the Redemption Price with a bank or similar financial institution; or

                  (iii) a combination of the items set forth in (a) and (b) above, aggregating the full amount of the Redemption Price.

               [the balance of this page intentionally left blank]

            IN WITNESS WHEREOF, the Issuer has caused this Convertible Note to be duly executed by an officer thereunto duly authorized.

                                       INTERIORS, INC.



                                       By_______________________________
                                               Name: Max Munn
                                               Title: President

Date:  September 30, 1999

                                    EXHIBIT B

                                ESCROW AGREEMENT

      THIS ESCROW AGREEMENT is made as of the 30th day of September, 1999 by and between Interiors Inc., with its principal office at 320 Washington Street, Mount Vernon, New York 10553 (hereinafter the "Company"), the Limeridge LLC (hereinafter referred to as the "Investor") and The Goldstein Law Group P.C., 65 Broadway, 10th Fl., New York, NY 10006 (hereinafter the "Escrow Agent").

                               W I T N E S E T H:

      WHEREAS, pursuant to the Secured Convertible Note Purchase Agreement dated September 30, 1999 (the "Purchase Agreement"), the Investor will be purchasing Notes and Warrants at the Purchase Price as set forth in the Purchase Agreement, signed by the Company and the Investor; and

      WHEREAS, pursuant to the Exchange Agreement dated September 30, 1999 the Investor will be exchanging shares of Preferred Stock for that certain principal amount of Notes (as set forth in the Exchange Agreement); and

      WHEREAS, all capitalized terms used herein and not otherwise defined shall have that meaning as set forth in the Purchase Agreement; and

      WHEREAS, the Company has requested that the Escrow Agent hold the Cash Purchase Price and Preferred Stock in escrow until the Escrow Agent has received the original Notes and Warrants. The Escrow Agent will then immediately wire transfer or otherwise deliver to the Company the Purchase Price (net of all fees as provided in the Purchase Agreement), and deliver the original shares of Preferred Stock to the Company, and arrange for delivery of the Notes and Warrants to the Investor per the Investor's written instructions.

      NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1

                            TERMS OF THE CASH ESCROW

      1.1 The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the Cash Purchase Price for the purchase of the Notes and Warrants.

      1.2 Upon Escrow Agent's receipt of the Cash Purchase Price, the Escrow Agent shall notify the Company, or the Company's designated attorney or agent.

      1.3 The Company, upon receipt of said notice and acceptance of the Investors' Purchase Agreement, as evidenced by the Company's execution thereof, shall deliver to Escrow Agent the Notes and Warrants being purchased. Escrow Agent shall then communicate with the Company to confirm the receipt of such Notes and Warrants.

      1.4 Once Escrow Agent confirms the receipt of the Notes and Warrants, the Escrow Agent shall immediately wire that amount of funds necessary to purchase the Notes and Warrants, per the written instructions of the Company. The Company will furnish the Escrow Agent with a "net letter" directing payment of fees pursuant to the terms of the Purchase Agreement. The net balance shall be payable to the Company. Once the Company has received the funds, the Escrow Agent shall then arrange to have the Notes and Warrants delivered to each Investor as per instructions from the Investor.

                                    ARTICLE 2

                          TERMS OF THE EXCHANGE ESCROW

      2.1 The parties hereby agree to that the Escrow Agent shall hold the Preferred Stock being exchanged for the purchase of the Notes.

      2.2 The Company shall certify in writing to the Escrow Agent and the Investor that it has satisfied all of the terms and conditions precedent to completing the exchange pursuant to the Purchase Agreement and the Exchange Agreement. The Company shall then deliver to the Escrow Agent the original Notes being purchased by the Investor. Upon receipt of such notice the Investor shall overnight the Preferred Stock via reputable overnight courier to the Escrow Agent. The Escrow Agent shall notify the Company, or the Company's designated attorney or agent, upon receipt of the Preferred Stock. The Escrow Agent shall thereafter send the Preferred Stock to the Company, and the Notes and Warrants to the Investor, via reputable overnight courier.

                                    ARTICLE 3

                                  MISCELLANEOUS

      3.1 This Agreement may be altered or amended only with the consent of all of the parties hereto. Should the Company or the Investor attempt to change this Agreement in a manner, which in the Escrow Agent's discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying the Company and the Investor in writing. In the case of the Escrow Agent's resignation or removal, his only duty, until receipt of notice from the Company and the Investor or its agent that a successor escrow agent shall have been appointed, shall be to hold and preserve the Preferred Stock, Notes, and/or funds. Upon receipt by the Escrow Agent of said notice from the Company and the Investor of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the Preferred Stock, Notes and/or funds, the Escrow Agent shall promptly thereafter transfer all of the Preferred Stock, Notes, and/or funds held in escrow to said successor escrow agent. Immediately after said transfer of Preferred Stock, Notes, and/or funds, the Escrow Agent shall furnish the Company and the Investor with proof of such transfer. The Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from the Company or the Investor after notice of resignation or removal shall have been given, unless the same shall be the aforementioned notice from the Company and the Investor to transfer the Preferred Stock, Notes, and funds to a successor escrow agent or to return same to the respective parties.

      3.2 The Escrow Agent acknowledges that it is being compensated for its services hereunder as provided in the Purchase Agreement. The Escrow Agent shall be reimbursed by the Company and the Investor for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel.

      3.3 The Escrow Agent shall not be liable for any action taken or omitted by him in good faith in accordance with the advice of the Escrow Agent's counsel; and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct.

      3.4 The Company and the Investor warrant to and agree with the Escrow Agent that, unless otherwise expressly set forth in this Agreement:

      (i) there is no security interest in the Preferred Stock or Notes or any part thereof;

      (ii) no financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest or in describing (whether specifically or generally) the Preferred Stock or Notes or any part thereof; and

      (iii) the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Preferred Stock or Notes or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Preferred Stock or Notes or any part thereof.

      3.5 The Escrow Agent has no liability hereunder to either party other than to hold the Preferred Stock, Notes, and funds and to deliver them under the terms hereof. Each party hereto agrees to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Escrow other than actions arising of or related to Escrow Agent gross negligence of willful misconduct.

      3.6 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

      3.7 All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by fax, overnight courier, registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon receipt thereof, as follows:

            (i)         Interiors Inc.
                        320 Washington Street
                        Mount Vernon, New York 10553
                        Attention: Max Munn, President
                        Telephone:  (914) 665-5400
                        Facsimile: (914) 665-5469

            (ii)        The Goldstein Law Group, P.C.
                        65 Broadway
                        New York, NY  10006
                        Attention: Scott H. Goldstein, Esq.
                        Telephone:  (212) 809-4220
                        Facsimile: (212) 809-4228

            (iii)       Limeridge LLC
                        c/o Citco Trustees Cayman Limited
                        Corporate Centre
                        PO Box 31106SMB
                        Grand Cayman, Cayman Islands
                        British West Indies
                        Attention: Sabrina Hew
                        Facsimile: 345 945-7566
                        Telephone: 345 949-3977

      3.8 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

      3.9 This Agreement is the final expression of, and contains the entire Agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

      3.10 Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Agreement.

      3.11 The Company acknowledges and confirms that it is not being represented in a legal capacity by The Goldstein Law Group, P.C. and it has had the opportunity to consult with its own legal advisors prior to the signing of this Agreement.

      3.12 The parties hereto expressly agree that this Agreement shall be exclusively governed by, interpreted under, construed and enforced in accordance with the laws of the State of New York. Each of the parties consents to the exclusive jurisdiction of the United States District Court for the Southern District of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

      IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the 30th day of September, 1999.

Interiors, Inc.


By: _________________________
        Name:  Max Munn
        Title: President

INVESTOR:

LIMERIDGE LLC


By: _________________________
        Name:
        Title:


ESCROW AGENT:
The Goldstein Law Group, P.C.


By______________________________
  Name:

                                    EXHIBIT C

                               EXCHANGE AGREEMENT

      This Convertible Note Exchange Agreement (the "Agreement") is made by and between Interiors, Inc., a Delaware corporation ("Interiors") and Limeridge (hereinafter referred to as the "Holder") of 5,027 shares of Series C Convertible Preferred Stock (the "Preferred Stock") of Interiors.

                                    Recitals

      A. Holder Limeridge LLC is currently the record owner of 5,027 shares of Preferred Stock.

      B. Interiors has created a secured convertible note (the "Notes") with all of the rights and privileges set forth in the Note annexed as Exhibit A to the Purchase Agreement.

      C. By this Agreement, Interiors desires to assign, convey, transfer and deliver to the Holder of the Preferred Stock that principal amount of Notes set forth beside the Holder's name on Schedule A hereto, in exchange for the surrender of the Preferred Stock, set forth on such Schedule.

                             Statement of Agreement

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Exchange of Preferred Shares. Interiors and the Holder agree to exchange that number of shares of Preferred Stock into that principal amount of Notes as set forth on Schedule A, pursuant to the terms of the Purchase Agreement and the Escrow Agreement (annexed to the Purchase Agreement as Exhibit
B) within ten Business Days after the date hereof. The "Exchange Date" shall be defined as the date the Escrow Agent receives the Notes and the Preferred Stock being exchange thereby. On the Exchange Date, the Holder will cease to have any right to receipt or payment of dividends in whole or in part, on the Preferred Stock, but will begin the right to receipt or payment of interest or principal on the Notes.

      2. Representations and Warranties of Interiors and Holder.

      2.1 Interiors Representations and Warranties.

      (a) Organization and Good Standing. Interiors is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, with the full authority to issue the Notes and complete the exchange as set forth herein and to carry out the provisions hereof.

      (b) Notes. The Notes, when issued pursuant to the terms of this Agreement and the Purchase Agreement, will be duly authorized, and validly issued, and will be subject to no lien or encumbrance. The Notes shall be convertible into shares of Class A Common Stock of Interiors pursuant to the terms and conditions set forth in the Note in the form attached the Purchase Agreement as Exhibit A.

      (c) Registration Rights. The terms and conditions of the Registration Rights Agreement between Interiors and the Holder, substantially in the form annexed to the Purchase Agreement as Exhibit D, shall be executed by the parties herein, and remain in full force and effect when exchange occurs pursuant to the terms of this Agreement, and all provisions of the Registration rights Agreement are incorporated herein by reference and made a part of this Agreement.

      (d) Execution of this Agreement. Interiors has the full right, power and authority to enter into and to perform this Agreement and all other agreements, certificates and documents executed and delivered, or to be executed and delivered, by Interiors in connection herewith (collectively, with this Agreement, the "Interiors Documents"). This Agreement has been duly authorized, executed and delivered by Interiors, and the Interiors Documents are (or when executed and delivered will be) legal, valid and binding obligations of Interiors, enforceable in accordance with their respective terms.

      (e) Information True and Correct. All the information that is set forth in this Agreement with respect to the Interiors is correct and complete as of the date of this Agreement.

            2.2 Holder's Representations and Warranties.

      (a) Title. The Holder is the owner, beneficially and of record, of all the shares of Preferred Stock set forth beside its name on Schedule A, exchanged hereby, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions. The Holder has full power to transfer the Preferred Stock exchanged hereby with Interiors without obtaining the consent or approval of any other person, entity or governmental authority. The Preferred Stock being exchanged hereby constitute all of the Preferred Stock owned by the Holder.

      (b) Information True and Correct. All the information that is set forth in this Agreement with respect to the Holder is correct and complete as of the date of this Agreement.

      (c) Knowledge and Experience. The Holder has such knowledge and experience in financial and business matters that the Holder, together with its representatives and advisors, if any, is capable of evaluating the merits and risks of an investment in the Notes.

      (d) Holder's Liquidity. The Holder has adequate means of providing for its current needs and contingencies and has no need for liquidity in connection with the investment contemplated herein. The Holder acknowledges that it must bear the economic risk of investment in the Notes for an indefinite period of time, and that it could bear a loss of its entire investment in the Notes, without materially impairing its financial wherewithal.

      (e) Execution of this Agreement. The Holder has the full right, power and authority to enter into and to perform this Agreement and all other agreements, certificates and documents executed and delivered, or to be executed and delivered, by the Holder in connection herewith (collectively, with this Agreement, the "Holder Documents"). This Agreement has been duly authorized, executed and delivered by the Holder, and the Holder Documents are (or when executed and delivered will be) legal, valid and binding obligations of the Holder, enforceable in accordance with their respective terms.

      3. Notices. All notices or other communications in connection with this Agreement shall be in writing and shall be considered given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent via commercial courier or telecopier, directed as follows:

      If to Interiors:

                  Interiors, Inc.
                  320 Washington Street
                  Mount Vernon, New York 10553
                  Attention: Max Munn, President
                  Telephone:  (914) 665-5400
                  Facsimile: (914) 665-5469

      If to the Holder:

                  Limeridge LLC
                  c/o Citco Trustees Cayman Limited
                  Corporate Centre
                  PO Box 31106SMB
                  Grand Cayman, Cayman Islands
                  British West Indies
                  Attention: Sabrina Hew
                  Facsimile: 345 945-7566
                  Telephone: 345 949-3977

      with a copy to:

                  Scott H. Goldstein, Esq.
                  The Goldstein Law Group, P.C.
                  65 Broadway, 10th Floor
                  New York, New York 10006
                  Telephone No. (212) 809-4220
                  Telecopier No. (212) 809-4228

      4. Choice of Law/Jurisdiction. This Agreement and all transactions contemplated by this Agreement shall be exclusively governed by, and construed and enforced in accordance with, the internal laws of the State of New York without regard to principles of conflicts of laws. Each party consents to the exclusive jurisdiction of the United States District Court of the Southern District of New York in connection with any dispute arising under this Agreement and hereby waive, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

      5. Survival of Representations. All statements contained in any certificate or instrument or conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be additional representations and warranties of the parties making such disclosure. All representations and warranties shall survive the exchange as contemplated herein.

      6. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld or delayed. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

      7. Entire Agreement; Amendments and Waivers. This Agreement, along with the portions of the Purchase Agreement incorporated herein by reference, together with all exhibits, attachments and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, amendment, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

      8. Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall for any reason be held invalid, illegal or unenforceable in any respect, then such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other instrument.

      9. Further Assurances. The parties shall cooperate and take such actions, and execute such other documents, in connection with the transactions contemplated herein, as either may reasonably request in order to carry out the provisions or purpose of this Agreement.

      10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      11. Incorporation by Reference. All of the terms and provisions of the Purchase Agreement are incorporated herein by reference.

      12. Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have that meaning as set forth in the Purchase Agreement.

      IN WITNESS WHEREOF, the undersigned has duly executed this Exchange Agreement on the 30th day of September, 1999.

Interiors, Inc.


By:___________________________
      Name:
      Title:

LIMERIDGE LLC


By:___________________________
      Name:
      Title:

                                   Schedule A

                              Principal Amount of        No. Shares of
      Holder                         Notes              Preferred Stock
      ------                         -----              ---------------

Limeridge LLC                     $5,027,000                 5,027

                                    EXHIBIT D

                          REGISTRATION RIGHTS AGREEMENT

            THIS REGISTRATION RIGHTS AGREEMENT, dated as of the 30th day of September 1999, between Limeridge LLC (referred to as the "Holder") and Interiors, Inc. a corporation incorporated under the laws of the State of Delaware (the "Company").

            WHEREAS, pursuant to the Secured Convertible Note Purchase Agreement dated as of September 30, 1999 (the "Purchase Agreement") and the Exchange Agreement (annexed as an Exhibit to the Purchase Agreement), the Holder will be purchasing Notes and Warrants (hereinafter collectively referred to as the "Securities" of the Company) of the Company at the Purchase Prices as set forth in the Purchase Agreement; All capitalized terms not hereinafter defined shall have that meaning assigned to them in the Purchase Agreement; and

            WHEREAS, the Company desires to grant to the Holder the registration rights set forth herein with respect to the Securities set forth in the Purchase Agreement.

            NOW, THEREFORE, the parties hereto mutually agree as follows:

            Section 1. Registrable Securities. As used herein the term "Registrable Security" shall mean the Additional Shares, Warrant Shares, and Underlying Shares (for that portion of the Note that remains outstanding when the Company's obligation to file a Registration Statement arises as set forth in
Section 3 below): (i) in respect of which a registration statement (covering these securities) has not been declared effective by the SEC, (ii) which have not been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) which have not been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, or (iv) the sales of which, in the opinion of counsel to the Company, are subject to any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a Registrable Security. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of Registrable Security as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section.

            Section 2. Restrictions on Transfer. The Holder acknowledges and understands that prior to the registration of the Registrable Securities as provided herein and prior to an exemption to registration being available, the Registrable Securities are "restricted securities" as defined in Rule 144 promulgated under the Securities Act. The Holder understands that no disposition or transfer of the Registrable Securities may be made by the Holder in the absence of (i) an opinion of counsel to the Company (which shall not unreasonably be withheld and/or delayed) that such transfer may be made without registration under the Securities Act and state law, or (ii) such registration.

            Section 3. Registration Rights.

                  (a) The Company agrees, that in the event that all of the principal amount of the Notes has not been redeemed (as per the terms of the Notes) on or before May 30, 2000, it will prepare and file with the Securities and Exchange Commission ("SEC"), on or before June 30, 2000, a registration statement (on Form S-3) under the Securities Act (the "Registration Statement"), at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of the Holder for resales under the Securities Act of the Registrable Securities. The Company shall use its best efforts to cause the Registration Statement to become effective on or before September 30, 2000. The number of shares of Common Stock designated in the Registration Statement to be registered shall be one hundred fifty (150%) percent of the number of shares of Common Stock that would be required if the then outstanding principal amount of the Notes and Warrants were converted and exercised on the Trading Day immediately preceding the date the Registration Statement was filed.

                  (b) The Company will maintain the effectiveness of any Registration Statement or post-effective amendment filed under this Section 3 hereof under the Securities Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to a Registration Statement,
(ii) the date the holders thereof receive an opinion of counsel that all of the Registrable Securities may be sold (without volume limitation) under the provisions of Rule 144 or (iii) five and one half years after the filing of such Registration Statement.

                  (c) All fees, disbursements, out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement and in complying with applicable securities and blue sky laws (including, without limitation, all attorneys' fees) shall be borne by the Company. The Holder shall bear the cost, pro rata, of underwriting discounts and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of their counsel. The Company shall qualify any of the Registrable Securities for sale in such states as the Holder reasonably designates and shall furnish indemnification in the manner provided in Section 8 hereof. However, the Company shall not be required to qualify in any state that will require an escrow or other restriction relating to the Company and/or the sellers. The Company at its expense will supply the Holder with copies of the Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Holder.

                  (e) Unless otherwise agreed to in writing by the Holder, the Company shall only be permitted to include the Registrable Securities in the Registration Statement. The Company represents that as of the date hereof it is not obligated to file a registration statement on behalf of any other Person and/or entity not a party to this Agreement.

                  (f) In the event the Registration Statement to be filed by the Company pursuant to Section 3(a) above has not been filed by the Company in a timely manner as provided above, or declared effective by the SEC on or before the September 30, 2000, then the Company will pay to the Holder, as liquidated damages for such failure and not as a penalty, two (2%) percent of the principal amount of the then outstanding Notes for each 30 calendar day period thereafter (pro rated on a daily basis), until the Registration Statement has been filed and/or declared effective. Notwithstanding the foregoing the Company shall not be obligated for liquidated damages if not filed in a timely manner if the Registration Statement has been declared effective on or before September 30, 2000. Such payment of the liquidated damages shall be made to the Holder in cash, immediately upon written demand, provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Securities pursuant to this Section and registration shall not relieve the Company from any obligation to pay liquidated damages. The Holder's rights to liquidated damages as set forth herein shall not interfere with the Holder's right to call the Notes due and payable immediately as per the terms of the Note for the failure of the Company to timely file the Registration Statement, or the failure of the Registration Statement to be declared effective by the SEC in a timely manner as provided herein.

                  (g) If the Company does not remit the damages to the Holder as set forth above, the Company will pay the Holder's reasonable costs of collection, including reasonable attorney's fees, in addition to the liquidated damages. The registration of the Securities pursuant to this provision shall not affect or limit the Holders other rights or remedies as set forth in this Agreement.

                  (h) The Company agrees that within five calendar days after being notified by the SEC that the Registration Statement has been cleared to go effective, the Company it will declare Registration Statement effective. The Company also agrees that it shall respond in writing to any questions and/or comments from the SEC that relate to the Registration Statement within ten calendar days of receipt of such question or comment.

                  (i) In the event the number of shares of Common Stock included in the Registration Statement shall be insufficient to cover the number of Registrable Securities due to the Holder under the terms of the Purchase Agreement and/or the Notes and Warrants, the Company agrees that it shall file either a new Registration Statement including such additional shares or amend the then existing Registration Statement. The Company agrees that in such event it will file with the SEC either an amendment to the then existing Registration Statement or a new Registration Statement within 30 calendar days of when required hereunder, and use its best efforts to cause either the amendment or such Registration Statement to become effective within 90 calendar days from when required to file such Registration Statement pursuant to the terms herein. If such amendment or new Registration Statement is not filed and/or declared effective in a timely manner as set forth herein, the Company shall be subject to liquidated damages as pursuant to the provisions of Section 3(e).

            Section 4. Cooperation with Company. The Holder will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

            Section 5. Registration Procedures. If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

                  (a) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Holder of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Securities Act);

                  (b) furnish to the Holder copies of the Registration Statement (and any amendments thereto), a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and shall also furnish such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Securities owned by the Holder;

                  (c) register and qualify the Registrable securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Holder shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Holder to consummate the public sale or other disposition in such jurisdiction of the securities owned by the Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to file therein any general consent to service of process, or to qualify any of the securities for sale in any state which will require an escrow or other restriction relating to the Company and/or sellers;

                  (d) list such securities on the Nasdaq Small Cap Market or other national securities exchange on which any securities of the Company are then listed, if the listing of such securities is then permitted under the rules of such exchange or market;

                  (e) notify the Holder of Registrable Securities covered by the Registration Statement, at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which the executive officers of the Company have knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            Section 6. Indemnification.

                  (a) The Company agrees to indemnify and hold harmless the Holder, and each officer, director or person, if any, who controls the Holder within the meaning of the Securities Act ("Distributing Holder") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys' fees), to which the Distributing Holder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company (i) will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Holder, specifically for use in the preparation thereof, or (ii) cannot pay any amounts paid in settlement of any loss, claim, damage or liability if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld. This
Section 6(a) shall not inure to the benefit of any Distributing Holder with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Distributing Holder failed to send or give (in violation of the Securities Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in such Registration Statement to such person at or prior to the written confirmation of such person of the sale of such Registrable Securities, where the Distributing Holder was obligated to do so under the Securities Act or the rules and regulations promulgated thereunder. This indemnity provision will be in addition to any liability that the Company may otherwise have.

                  (b) Each Distributing Holder agrees that it will indemnify and hold harmless the Company, each officer, director, or person, if any, who controls the Company within the meaning of the Securities Act (each a "Company Indemnitee"), and each other Distributing Holder, against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys' fees) to which any Company Indemnitee or other Distributing Holder may become subject under the Securities Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Holder, specifically for use in the preparation thereof. This indemnity provision will be in addition to any liability that the Distributing Holder may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section 6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Distributing Holder, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Holder and the indemnifying party and the Distributing Holder shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Holder (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Holder, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Distributing Holder, which firm shall be designated in writing by the Distributing Holder). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

            Section 7. Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 6 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the applicable Distributing Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Holder on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Holder agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this
Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            Section 8. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day between the hours of 9:00 a.m. and 5:00 p.m. where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day between the hours of 9:00 a.m. and 5:00 p.m. where such notice is to be received), (b) on the second Business Day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur, or (c) five calendar days after sent by regular mail. The addresses for such communications shall be:

      If to the Company:

                        Interiors, Inc.
                        320 Washington Street
                        Mount Vernon, New York 10553
                        Telephone:  (914) 665-5400
                        Facsimile: (914) 665-5469
                        Attention: President

      If to the Holder:

                        Limeridge LLC
                        c/o Citco Trustees Cayman Limited
                        Corporate Centre
                        PO Box 31106SMB
                        Grand Cayman, Cayman Islands
                        British West Indies
                        Attention: Sabrina Hew
                        Facsimile: 345 945-7566
                        Telephone: 345 949-3977

      Either party hereto may from time to time change its address or facsimile number for notices under this Section 8 by giving at least ten calendar days' prior written notice of such changed address or facsimile number to the other party hereto.

            Section 9. Assignment. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. In the event of a transfer of the rights granted under this Agreement, the Holder agrees that the Company may require that the transferee comply with reasonable conditions as determined in the discretion of the Company.

            Section 10. Counterparts; Facsimile; Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

            Section 11. Termination of Registration Rights. This Agreement shall terminate as to the Holder (and permitted transferees or assignees) upon the occurrence of any of the following:

            (a) all Holder's Securities subject to this Agreement have been registered;

            (b) all of such Holder's Securities subject to this Agreement may be sold without such registration pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act; and

            (c) all of such Holder's Securities subject to this Agreement can be sold pursuant to Rule 144(k) without limitation.

            Section 12. Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            Section 13. Governing Law: Venue; Jurisdiction. This Agreement will be exclusively construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

            Section 14. Severability. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceablity shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. Terms not otherwise defined herein shall be defined in accordance with the Agreement.

            Section 15. Capitalized Terms. All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Purchase Agreement.

            Section 16. Entire Agreement. This Agreement, together with all documents referenced herein, embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed, on the day and year first above written.

INTERIORS, INC.


By: _________________________
      Name:  Max Munn
      Title: President

INVESTOR:

LIMERIDGE LLC


By: _________________________
      Name:
      Title:

                                    EXHIBIT E

                               SECURITY AGREEMENT

      THIS SECURITY AGREEMENT (this "Agreement") is made as of September 30, 1999, by and between Interiors, Inc., a Delaware corporation ("Debtor"), Petals, Inc., a Delaware corporation (the "Subsidiary") and Limeridge LLC (hereinafter referred to as the "Secured Party").

      1. Definitions.

      (a) Certain Defined Terms. The following terms, as used herein, have the meanings set forth below:

      Collateral - has the meaning assigned to that term in Section 2.

      Event of Default - has the meaning assigned to that term in Section 9.

      Note - means that certain Secured Convertible Notes of even date herewith, in the aggregate original principal amount of $13,540,626, made and executed by Debtor and issued to Secured Party, and all amendments and supplements thereto, restatements thereof and renewals, extensions, restructuring and refinancings thereof.

      Person - means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

      Proceeds - means all proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any Collateral including, without limitation, all claims against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance with respect to any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

      Purchase Agreement - means that certain Secured Convertible Note Purchase Agreement (including all Exhibits annexed thereto) of even date herewith, by and between Debtor and Secured Party.

      Secured Obligations - has the meaning assigned to that term in Section 3.

      Security Interests - means the security interests granted pursuant to
Section 2, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement.

      Shares - means all of the outstanding securities of Petals, Inc.

      UCC - means the Uniform Commercial Code as in effect on the date hereof in the State of New York, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

      (b) Other Definition Provisions. References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1(a) may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include (unless otherwise specifically provided herein) any amendments of same and any successor statutes and regulations.

      2. Grant of Security Interest

      In order to secure the payment and performance of the Secured Obligations in accordance with the terms thereof, Debtor and Subsidiary hereby grant to Secured Party a continuing security interest in and to all right, title and interest of Debtor and/or Subsidiary in the Shares (also referred to as the "Collateral").

      3. Security for Obligations

      This Agreement secures the payment and performance of the Purchase Agreement and the Note, and all renewals, extensions, restructuring and refinancings thereof (the "Secured Obligations").

      4. Representations and Warranties. Debtor and Subsidiary represent and warrant as follows:

            (a) Binding Obligation. This Agreement has duly executed and delivered by the Subsidiary and Debtor, which is a legal, valid and binding obligation of Debtor and Subsidiary, enforceable against Debtor and Subsidiary in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditor's rights generally. This Agreement is not in violation of any other agreements, instruments, order or judgment by which Debtor and/or Subsidiary is bound or subject. The execution, delivery and performance of this Agreement by Debtor and Subsidiary do not require the consent or approval of any other person, entity or governmental agency.

            (b) Ownership of Shares. Debtor owns the Shares free and clear of any lien, security interest or encumbrance. No effective financing statement or other form of lien notice covering all or any part of the Collateral is on file in any recording office. Debtor is, and as long as this Agreement shall be in effect pursuant to its terms, shall be the sole, record, legal and beneficial owner of, and has good and marketable title to, the Shares, subject to no lien, pledge or encumbrance, except the lien on the Shares created by this Agreement.

            (c) Office Locations; Debtor Names.

                  (i) As of the date hereof, the chief place of business, the chief executive office and the office where Debtor and Subsidiary keeps its books and records is located at 320 Washington Street, Mount Vernon, New York 10553. Debtor and/or Subsidiary have not maintained any other address at any time during the five years preceding the date hereof.

                  (ii) Debtor and Subsidiary do not do business nor, as of the date hereof, have they done business during the past five years under any corporate name, trade name or fictitious business name except for Debtor and Subsidiary's corporate name set forth above. Debtor and Subsidiary will notify Secured Party promptly in writing at least thirty (30) calendar days prior to (a) any change in Debtor and/or Subsidiary's name and (b) Debtor and/or Subsidiary's commencing the use of any trade name, assumed name or fictitious name.

            (d) Perfection. This Agreement, together with the UCC filings referenced herein, created to secure the Secured Obligations a valid, perfected and priority security interest in the Collateral, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

            (e) Governmental Authorizations; Consents. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or consent of any other Person is required either
(i) for the grant by Debtor and Subsidiary of the Security Interests granted hereby or for the execution, delivery or performance of this Agreement by Debtor and Subsidiary or (ii) for the perfection of or the exercise by Secured Party of its rights and remedies hereunder (except as may have been taken by or at the direction of Debtor, Subsidiary or Secured Party) other than the filing of financing statements in connection with the perfection of the Security Interests.

            (f) Value of Collateral. The value of the Collateral as of the date hereof is approximately $10,000,000.

            (g) Accurate Information. All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Debtor and Subsidiary with respect to the Collateral is and will be accurate and complete in all material respects.

            (h) Deficiency. Debtor and Subsidiary will remain liable for any deficiency in the event that the delivery of the Shares to the Secured Party is insufficient to satisfy the Debtor's obligations under the Notes.

            (i) Survival. From and after the date hereof and so long as this Agreement shall be in effect pursuant to its terms, the Debtor and Subsidiary agree that they shall not take any action that would cause the Debtor and/or Subsidiary to be in breach or default of any of the Secured Obligations, that all representations and warranties made by Debtor and Subsidiary shall survive this Agreement and that as of the date hereof, the Secured Party shall be deemed to have a priority lien on the Shares for the purposes and in accordance with the terms and provisions hereof, and the Debtor and Subsidiary shall cooperate with the Secured Party and take all action requested by the Secured Party to ensure the representations and warranties shall survive this Agreement with respect thereto.

            (j) Delivery. Upon the Shares being delivered to the Secured Party as heretofore provided, they shall become fully the property of the Secured Party. In addition, the Debtor and Subsidiary shall promptly take all necessary action, at the direction of the Secured Party (at no cost to the Secured Party) to transfer the Shares to the Secured Party or its nominee for sale.

            (k) Valid Issuances. The Subsidiary's performance of its obligations under this Agreement will not (i) result in the creation or imposition by the Debtor and Subsidiary of any liens, charges, claims or other encumbrances upon the Shares, or any of the assets of the Subsidiary other than the security interest granted under this Agreement, or (ii) entitle the holders of outstanding capital shares of the Subsidiary to preemptive or other rights to subscribe to or acquire any capital shares or other securities of the Subsidiary.

            (l) No Conflicts. The execution, delivery and performance of this Agreement by the Subsidiary and the consummation by the Subsidiary of the transactions contemplated hereby do not and will not (i) result in a violation of its Articles of Incorporation or ByLaws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, patent, patent license, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Subsidiary is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Subsidiary or by which any property or asset of the Subsidiary is bound or affected, nor is the Subsidiary otherwise in violation of, in conflict with, or in default under, any of the foregoing except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The business of the Subsidiary is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

            (m) No Undisclosed Liabilities. The Subsidiary has no liabilities or obligations, known or unknown, absolute or otherwise (individually or in the aggregate), which have not been disclosed in writing to the Secured Party or otherwise publicly announced, or as incurred in the ordinary course of the Subsidiary's business since January 1, 1999, or which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

            (n) Litigation and Other Proceedings. There are no lawsuits or proceedings pending or to the knowledge of the Debtor and/or Subsidiary threatened, against the Subsidiary, nor has the Debtor and Subsidiary received any written or oral notice of any such action, suit, proceeding or investigation, which would reasonably be expected to have a Material Adverse Effect. No judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Debtor and Subsidiary, requested of any court, arbitrator or governmental agency which would be reasonably expected to result in a Material Adverse Effect.

            (o) Employee Relations. The Subsidiary is not involved in any labor dispute, nor, to the knowledge of the Debtor and Subsidiary, is any such dispute threatened which could reasonably be expected to have a Material Adverse Effect. None of the Subsidiary's employees is a member of a union and the Debtor and Subsidiary believe that Subsidiary's relations with its employees are good.

            (p) Insurance. The Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Debtor and Subsidiary believe to be prudent and customary in the businesses in which the Subsidiary is engaged. The Debtor and Subsidiary have no notice to believe that the Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires, or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            (q) Patents and Trademarks. The Subsidiary has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, trade secrets and other intellectual property rights which are necessary for use in connection with its business or which the failure to so have would have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). To the best knowledge of the Subsidiary, none of the Intellectual Property Rights is infringing, or will infringe on any trademark, trade name, patent right, copyright, license, trade secret or other similar right of others currently in existence rights of any other Person, and the Subsidiary either owns or has duly licensed or otherwise acquired all necessary rights with respect to the Intellectual Property Rights. The Subsidiary has not received any notice from any third party of any claim of infringement by the Subsidiary of any of the Intellectual Property Rights, and has no reason to believe there is any basis for any such claim. To the best knowledge of the Subsidiary, there is no existing infringement by another Person on any of the Intellectual Property Rights.

            (r) Permits; Compliance. Subsidiary is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Subsidiary Permits") all of which are valid and in full force and effect, and there is no action pending or, to the knowledge of the Subsidiary, threatened regarding the suspension or cancellation of any of the Subsidiary Permits except for such Subsidiary Permits, the failure of which to possess, or the cancellation, or suspension of which, would not, individually or in the aggregate, have a Material Adverse Effect. To the Debtor and/or Subsidiary's knowledge, the Subsidiary is in material conflict with, or in material default or material violation of, any of the Subsidiary Permits. Since January 1, 1999 the Subsidiary has not received any notification with respect to possible material conflicts, material defaults or material violations of applicable laws.

            (s) Taxes. All federal, state, city and other tax returns, reports and declarations required to be filed by or on behalf of the Subsidiary have been filed and such returns are complete and accurate and disclose all taxes (whether based upon income, operations, purchases, sales, payroll, licenses, compensation, business, capital, properties or assets or otherwise) required to be paid in the periods covered thereby.

            (t) No Bankruptcy. Debtor and Subsidiary are aware of no facts or claims against it that would, and the Debtor and/or Subsidiary has no present intention to, liquidate the assets of the Subsidiary and/or seek bankruptcy protection either voluntarily or involuntarily.

            (u) No Default. Subsidiary is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound.

            (v) Title to Assets. Subsidiary has good and marketable title to all properties and material assets as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of Subsidiary.

            (w) Organization of the Subsidiary. The Subsidiary is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. The Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those (individually or in the aggregate) in which the failure so to qualify would not reasonably be expected to have a Material Adverse Effect. The Subsidiary is not in violation of any material terms of its Articles of Incorporation or Bylaws.

            (x) Authority. (i) The Subsidiary has the requisite corporate power and authority to enter into and perform its obligations under this Agreement,
(ii) the execution, issuance and delivery of this Agreement by the Subsidiary and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Subsidiary, its shareholders, or its Board of Directors is necessary, and (iii) this Agreement has been duly executed and delivered by the Subsidiary and constitute valid and binding obligations of the Subsidiary enforceable against the Subsidiary in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Upon their issuance and delivery pursuant to this Agreement, the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than those created hereunder or by the actions of the Secured Party.

      5. Further Assurances; Covenants

            (a) Other Documents and Actions. Debtor and Subsidiary will, from time to time, at its expense, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Debtor and/or Subsidiary will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; (ii) at any reasonable time, upon demand by Secured Party exhibit the Collateral to allow inspection of the Collateral by Secured Party or persons designated by Secured Party; (iii) upon Secured Party's request, appear in and defend any action or proceeding that may affect Subsidiary's title to or Secured Party's security interest in the Collateral, and (iv) take all action necessary to have the Pledged Stock transferred in the name of the Pledgee.

            (b) Secured Party Authorized. Debtor and Subsidiary hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of Debtor and/or Subsidiary where permitted by law.

            (c) Stock Dividends, Distributions, etc. If, while this Agreement is in effect, the Debtor and/or Subsidiary shall became entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend, stock split, conversion of a convertible security or a distribution in connection with any reclassification or any increase or reduction of capital, or issued in connection with any reorganization), option or right, whether as an addition to, in substitution, of or in exchange for any of the Shares, Debtor and Subsidiary agrees that such stock certificate, option or right shall be additional collateral security for the Secured Obligations, and shall be delivered to Escrow Agent to be held as Collateral pursuant to the terms of this Agreement.

            (d) Other Information. Debtor and Subsidiary will, promptly upon request, provide to Secured Party all information and evidence it may reasonably request concerning the Collateral to enable Secured Party to enforce the provisions of this Agreement.

            (e) Maintenance. The Debtor and Subsidiary will maintain the business of the Subsidiary as presently operated, and shall take any and all actions necessary for such maintenance as are customary.

      6. Escrow Agent. The parties each hereby designate The Goldstein Law Group, P.C., New York NY 10006 as the "Escrow Agent" to hold the Shares in accordance with the escrow agreement dated as of the date hereof. Simultaneously with the execution of this Agreement, Debtor has delivered the Shares along with duly endorsed stock powers that permit Secured Party to transfer the Shares to the Secured Party if an Event of Default occurs, as set forth herein or in the Notes to the Escrow Agent to be held by Escrow Agent as Collateral under this Agreement, to secure complete and final payment by the debtor of the Secured Obligations in accordance with the terms and provisions of this Agreement.

      7. Voting Rights. Unless an Event of Default, as defined herein or in the Note, shall have occurred, Debtor shall be entitled to vote the Shares and to give consents, waiver and ratification in respect of the Shares; provided, however, that no vote shall be cast, or consent, waiver or ratification given or action taken, which would violate any rights the Secured Party has to the Shares under the terms of this Agreement or the Notes.

      8. Rights of Secured Party. Any of the Shares may, if an Event of Default has occurred and is continuing (as defined below or in the Note), (a) be registered in the name of the Secured Party and its nominees (for which a power of attorney coupled with an interest is hereby granted), which may thereafter exercise all voting and other rights and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Shares as if it were the absolute owner thereof or (b) to the extent permitted by law, be sold by Secured Party in the name of Debtor to any third party with proceeds (up to the amount equal to the Secured Obligations plus any and all monies due to the Secured Party pursuant to this Agreement and the Purchase Agreement) of such sale being paid to Secured Party (for which a power of attorney coupled with an interest is hereby granted). In addition, Debtor and Subsidiary grant to Secured Party a power of attorney coupled with an interest to sign on behalf of Debtor and Subsidiary after an Event of Default (as defined herein or in the Note), a statement renouncing or modifying Debtor and Subsidiary right under section 9-505 of the Uniform Commercial Code of the State of New York.

      9. Secured Party Appointed Attorney-in-Fact. Debtor and Subsidiary hereby irrevocably appoint Secured Party as its attorney-in-fact, with full authority in the place and stead of Debtor and Subsidiary and in the name of Debtor and Subsidiary, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable after the occurrence and during the continuation of an Event of Default to accomplish the purposes of this Agreement, including, without limitation:

            (a) to obtain and adjust insurance required to be paid to Secured Party;

            (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for monies due and to become due under or in respect of any of the Collateral;

            (c) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

            (d) to pay or discharge taxes or liens, levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, and such payments made by Secured Party to become obligations of Debtor and Subsidiary, due and payable immediately without demand and secured by the Security Interests; and

            (e) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Debtor and Subsidiary's expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral.

      This power, being coupled with an interest, is irrevocable so long as this Agreement shall remain in force.

      10. Transfers and Other Liens. Debtor and Subsidiary shall not, without Secured Party's prior written consent:

            (a) Sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral.

            (b) Create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure indebtedness of any Person except for the security interest created by this Agreement.

      11. Events of Default. The occurrence of any "Event of Default" as that term is defined in Note shall constitute an Event of Default by Debtor and/or Subsidiary under this Agreement.

      12. Remedies

            (a) If any Event of Default shall have occurred and be continuing, Secured Party may declare the entire outstanding principal amount of the Note immediately due and payable without any notice, demand or other action on the part of Secured Party.

            (b) If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) without notice or demand or legal process, take possession of the Collateral and take any and all actions necessary to transfer the Shares in the name of the Secured Party;
(ii) without notice except as specified below, sell the Collateral or any part thereof at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable; (iii) notify the obligors on any Accounts or Instruments to make payments there under directly to Secured Party; (iv) without notice to Debtor and/or Subsidiary, renew, modify or extend any of the Accounts and Instruments or grant waivers or indulgences with respect thereto or accept partial payment thereof, or substitute any obligor thereon, in any manner as Secured Party may deem advisable, without affecting or diminishing Debtor and/or Subsidiary's continuing obligations hereunder, and (v) and shall have all applicable remedies set forth in the New York Uniform Commercial Code.

      13. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default as set forth herein, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs and expenses incurred by Secured Party with respect to the Collateral; and second, to the Secured Obligations. Secured Party shall pay over to Debtor and Subsidiary any surplus and Debtor and Subsidiary shall remain liable for any deficiency.

      14. Expenses. Debtor and Subsidiary agree to pay all insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, all costs, fees and expenses of perfecting and maintaining the Security Interests, and any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral, or with respect to periodic appraisals and inspections of the Collateral, or with respect to the sale or other disposition thereof. If Debtor and/or Subsidiary fails promptly to pay any portion of the above expenses when due or to perform any other obligation of Debtor and/or Subsidiary under this Agreement, Secured Party may, at its option, but shall not be required to, pay or perform the same, and Debtor and Subsidiary agree to reimburse Secured Party therefor on demand. All sums so paid or incurred by Secured Party for any of the foregoing, any and all other sums for which Debtor and Subsidiary may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses and court costs) incurred by Secured Party in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement shall be payable on demand, shall constitute Secured Obligations, shall bear interest until paid at the rate provided in the Note and shall be secured by the Collateral.

      15. Termination of Security Interests; Release of Collateral. Upon payment in full of all Secured Obligations, the Security Interests shall terminate and all rights to the Collateral shall revert to Debtor and Subsidiary. Upon such termination of the Security Interests or release of any Collateral, Secured Party will, at the expense of Debtor and Subsidiary, execute and deliver to Debtor and Subsidiary such documents as Debtor and Subsidiary shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

      16. Notices. Each notice, communication and delivery under this Agreement:
(a) shall be made in writing signed by the party giving it; (b) shall specify the section of this Agreement pursuant to which given; (c) shall either be delivered in person or by telecopier, a nationally recognized next business day courier service or Express Mail; (d) unless delivered in person, shall be given to the address specified below; (e) shall be deemed to be given (i) if delivered in person, on the date delivered, (ii) if sent by telecopier, on the date of telephonic confirmation of receipt, (iii) if sent by a nationally recognized next business day courier service with all costs paid, on the next business day after it is delivered to such courier, or (iv) if sent by Express Mail (with postage and other fees paid), on the next business day after it is mailed. Such notice shall not be effective unless copies are provided contemporaneously as specified below, but neither the manner nor the time of giving notice to those to whom copies are to be given (which need not be the same as the addressee) shall control the date notice is given or received. The addresses and requirements for copies are as follows:

      If to Debtor or Subsidiary:

                  Interiors, Inc.
                  320 Washington Street
                  Mount Vernon, New York 10553
                  Telephone:  (914) 665-5400
                  Facsimile: (914) 665-5469
                  Attention: Max Munn

      With a copy to:

                  Greenberg Traurig
                  200 Park Avenue
                  New York, New York 10166
                  Telephone: (212) 801-9200
                  Facsimile: (212) 801-6400
                  Attention: Stephen A. Weiss, Esq.

      If to Secured Party:

                  Limeridge LLC
                  c/o Citco Trustees Cayman Limited
                  Corporate Centre
                  PO Box 31106SMB
                  Grand Cayman, Cayman Islands
                  British West Indies
                  Attention: Sabrina Hew
                  Facsimile: 345 945-7566
                  Telephone: 345 949-3977

      Except as otherwise expressly set forth in any particular provision of this Agreement, any consent or approval required or permitted by this Agreement to be given by Secured Party may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by Debtor and/or Subsidiary of any term of this Agreement, the Purchase Agreement or the Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written specific consent of Secured Party. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of Secured Party in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon Debtor and/or Subsidiary shall entitle Debtor and/or Subsidiary to other or further notice or demand in similar or other circumstances. The rights in this Agreement, the Purchase Agreement and the Note are cumulative and are not exclusive of any other remedies provided by law. The invalidity, illegality or unenforceability of any provision in or obligation under this Agreement shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement.

      17. Successors and Assigns. This Agreement is for the benefit of Secured Party and its successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the Secured Obligations so assigned, may be transferred with such Secured Obligations. This Agreement shall be binding on Debtor and Subsidiary and its successors and assigns, provided that Debtor and/or Subsidiary shall not assign this Agreement without Secured Party's prior written consent.

      18. Changes in Writing. No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by Debtor and/or Subsidiary therefrom, shall in any event be effective without the written concurrence of Secured Party, Debtor, and Subsidiary.

      19. Governing Law/Venue/Jurisdiction. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York sitting in Manhattan in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if the other party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

      20. Headings. Cross reference pages and headings contained herein are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

      21. Counterparts. This Agreement may be executed by each party upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signatures of all of the parties. This Agreement may be executed in two or more counterparts, each of which shall be an original, and each of which shall constitute one and the same agreement. Any party may deliver an executed copy of this Agreement and of any documents contemplated hereby by facsimile transmission to another party and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

      This Security Agreement has been duly executed and delivered by the parties on the date first written above.


Interiors, Inc.


By:______________________________
      Name:  Max Munn
      Title: President

Petals, Inc.


By:______________________________
      Name:
      Title:

SECURED PARTY:

LIMERIDGE LLC


By:______________________________
      Name:
      Title:

                                    EXHIBIT F

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THERE IS AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                          COMMON STOCK PURCHASE WARRANT

No.

                  To Purchase ______ Shares of Common Stock of

                                 INTERIORS, INC.

      THIS CERTIFIES that, for value received, ________ (the "Holder", including permitted assigns), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after September 30, 2000, and on or prior to September 29, 2004 (the "Termination Date") but not thereafter, to subscribe for and purchase from Interiors, Inc. a Delaware corporation (the "Company"), _______ (_____) shares of Common Stock (the "Warrant Shares"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be equal to $2.00, or the Holder may exercise this Warrant pursuant to the Cashless Exercise feature set forth in Section 3 below. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Secured Convertible Note Purchase Agreement dated as of September 30, 1999 (the "Agreement") entered into between the Company, and the Holder. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall control. Any capitalized terms used herein but not otherwise defined shall have that meaning assigned in the Agreement.

      1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

      2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THERE IS AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                          COMMON STOCK PURCHASE WARRANT

No. 99-1

                 To Purchase 1,000,000 Shares of Common Stock of

                                 INTERIORS, INC.

      THIS CERTIFIES that, for value received, Limeridge LLC (the "Holder", including permitted assigns), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after September 30, 2000, and on or prior to September 29, 2004 (the "Termination Date") but not thereafter, to subscribe for and purchase from Interiors, Inc. a Delaware corporation (the "Company"), One Million (1,000,000) shares of Common Stock (the "Warrant Shares"). The purchase price of one share of Class A Common Stock of the Company (the "Common Stock")under this Warrant shall be equal to $2.00 (the "Exercise Price"), or the Holder may exercise this Warrant pursuant to the Cashless Exercise feature set forth in Section 3 below. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Secured Convertible Note Purchase Agreement dated as of September 30, 1999 (the "Agreement") entered into between the Company, and the Holder. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall control. Any capitalized terms used herein but not otherwise defined shall have that meaning assigned in the Agreement.

      1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

      2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

      3. Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made at any time or times, in whole or in part, before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in paragraph 11 below, by the surrender of this Warrant and the Exercise Form annexed hereto duly executed, to the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the Warrant Shares purchased thereby, or pursuant to the cashless exercise feature set forth herein. Certificates for Warrant Shares purchased hereunder shall be delivered to the Holder within three Business Days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price (in the event the Holder does not choose to utilize the cashless exercise feature) of the Warrant Shares may be by wire transfer (of same day funds) to the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased.

            The Holder may pay the Exercise Price in cash or pursuant to a cashless exercise, as follows:

            (a) Cash Exercise. The Holder shall deliver immediately available funds;

            (b) Cashless Exercise. The Holder may surrender this Warrant to the Company together with a Notice of Exercise, indicating it is utilizing the Cashless Exercise feature, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                  X = Y  (A-B)/A

      Where:      X = the number of Warrant Shares to be issued to the Holder.

                  Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

                  A = the average of the closing sale prices of the Common Stock for the five (5) Trading Days immediately prior to (but not including) the date the Company receives a facsimile of the Notice of Exercise.

                  B = the Exercise Price.

      For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the original issuance date of this Warrant.

      4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of issuing fractional shares, the Company shall round up to the nearest whole share the number of Warrant Shares due upon exercise of this Warrant.

      5. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder.

      6. Closing of Books. The Company will at no time close its shareholder books or records in any manner that interferes with the timely exercise of this Warrant.

      7. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof. If, however, at the time of the surrender of this Warrant the Holder shall be entitled to exercise this Warrant, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date on which the Company shall have received the Exercise Price along with the Notice of Exercise and Warrant being exercised, or in the event of a cashless exercise on the close of business on the date on which the Company receives the original Warrant being exercised along with the Notice of Exercise..

      8. Assignment and Transfer of Warrant. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that this Warrant may not be resold except (i) in a transaction registered under the Securities Act, or (ii) in a transaction pursuant to an exemption, if available, from such registration and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the holder of this Warrant to the effect that the transaction is so exempt.

      9. Loss, Theft, Destruction or Mutilation of Warrant. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate.

      10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

      11. Adjustments. The Exercise Price shall be adjusted as provided below in this Section (the Exercise Price, and the Exercise Price as thereafter then adjusted, shall be included in the definition of Exercise Price) and the Exercise Price from time to time shall be further adjusted as provided for below in this Section. Upon each adjustment of the Exercise Price, the Holder shall thereafter be entitled to receive upon exercise of this Warrant, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock obtained by (a) multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment and (b) dividing the product thereof by the Exercise Price resulting from such adjustment. The Exercise Price shall be adjusted as follows:

            (i) In the case of any amendment to the Company's Articles of Incorporation to change the designation of the Common Stock or the rights, privileges, restrictions or conditions in respect to the Common Stock or division of the Common Stock, this Warrant shall be adjusted so as to provide that upon exercise thereof, the Holder shall receive, in lieu of each share of Common Stock theretofore issuable upon such exercise, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by the Holder issuable upon such exercise had the exercise occurred immediately prior to such designation, change or division. This Warrant shall be deemed thereafter to provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The provisions of this Subsection (i) shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

            (ii) If the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or declare a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or dividend or other distribution shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

            (iii) Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted, as provided above, the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

            (iv) In case the Company shall issue shares of Common Stock ("Additional Shares") or in case the Company shall issue rights, options or warrants to purchase shares of Common Stock or securities convertible into or exchangeable for Common Stock, in any case at a Price Per Share (as defined below) which is lower than the closing price per share of Common Stock (as reported by Bloomberg, L.P. ("Bloomberg"), as traded on The Nasdaq Stock Market, the OTC Bulletin Board or any other national securities exchange on the date of issuance of such Additional Shares, rights, options, warrants or other convertible securities (the "Trigger Price"), the number of Warrant Shares hereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of this Warrant by the following fraction:

                  (A)(i) The number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares or rights, options, warrants or convertible securities, plus (ii) the number of Additional Shares actually subscribed for and purchased and shares of Common Stock issuable upon conversion or exercise of such rights, options, warrants, or convertible securities, divided by

                  (B)(i) The number of shares of Common Stock outstanding immediately prior to issuance of such Additional Shares or rights, options, warrants or convertible securities plus (ii) the number of shares of Common Stock which the aggregate Proceeds (as defined below) received by the Company upon the sale of such Additional Shares or exercise or conversion of such rights, options, warrants and convertible securities would purchase at the Trigger Price.

      Such adjustment shall be made whenever such Additional Shares or rights, options, warrants or convertible securities are issued, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such rights, options or warrants.

            For purposes of this Section, "Price Per Share" shall be defined and determined according to the following formula:

                    R
            P  =  ----------
                    N

            where

            P     =     Price Per Share,

            R     =     the "Proceeds" received or receivable by the Company
which (i) in the case of shares of Common Stock is the total amount received or receivable by the Company in consideration for the sale and issuance of such shares; (ii) in the case of rights, options or warrants to subscribe for or purchase shares of Common Stock or of securities convertible into or exchangeable or exercisable for shares of Common Stock, is the total amount received or receivable by the Company in consideration for the sale and issuance of such rights, options, warrants or convertible or exchangeable or exercisable securities, plus the minimum aggregate amount of additional consideration, other than the surrender of such convertible or exchangeable securities, payable to the Company upon exercise, conversion or exchange thereof; and (iii) in the case of rights, options or warrants to subscribe for or purchase convertible or exchangeable or exercisable securities, is the total amount received or receivable by the Company in consideration for the sale and issuance of such rights, options or warrants, plus the minimum aggregate amount of additional consideration other than the surrender of such convertible or exchangeable securities, payable upon the exercise, conversion or exchange of such rights, options or warrants and upon the conversion or exchange or exercise of the convertible or exchangeable or exercisable securities; provided that in each case the proceeds received or receivable by the Company shall be deemed to be the gross cash proceeds without deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or other performing similar services or any expenses incurred in connection therewith,

            and

            N     =     the "Number of Shares," which (i) in the case of Common
Stock is the number of shares issued; (ii) in the case of rights, options or warrants to subscribe for or purchase shares of Common Stock or of securities convertible into or exchangeable or exercisable for shares of Common Stock, is the maximum number of shares of Common Stock initially issuable upon exercise, conversion or exchange thereof; and (iii) in the case of rights, options or warrants to subscribe for or purchase convertible or exchangeable or exercisable securities, is the maximum number of shares of Common Stock initially issuable upon conversion, exchange or exercise of the convertible, exchangeable or exercisable securities issuable upon the exercise of such rights, options or warrants.

            If the Company shall issue shares of Common Stock or rights, options, warrants or convertible or exchangeable or exercisable securities for a consideration consisting, in whole or in part, of property other than cash, the amount of such consideration shall be determined in good faith by the Board of Directors of the Company whose determination shall be conclusive and binding upon the Holder(s) of this Warrant.

                        (v) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would result in an increase or decrease of at least one percent (1%) of the Exercise Price; provided that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

            (vi) No adjustment in the number of Warrant Shares purchasable upon the exercise of this Warrant need be made under paragraph (iii) or (iv) if the Company issues or distributes to the holder of this Warrant the shares, rights, options, warrants or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those paragraphs which the holder of this Warrant would have been entitled to receive had this Warrant been exercised prior to the happening of such event or the record date with respect thereto. In no event shall the Company be required or obligated to make any such distribution otherwise than in its sole discretion. No adjustment in the number of Warrant shares purchasable upon the exercise of this Warrant need be made for sales of Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value of the Common Stock.

            (vii) In the event that at any time, as a result of an adjustment made pursuant to paragraph (i) above, the holder of this Warrant shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of this Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (i) through (iii), inclusive, above.

            (viii) If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation or other entity, or the sale of all or substantially all of the Company's assets to another corporation or other entity shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities, other evidence of equity ownership or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale (except as otherwise provided below in this Section) lawful and adequate provisions shall be made whereby the Holder shall thereafter have the right to receive upon the exercise hereof upon the basis and upon the terms and conditions specified herein, such shares of stock, securities, other evidence of equity ownership or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of this Warrant under this Section had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares of Common Stock receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, other evidence of equity ownership or assets thereafter deliverable upon the exercise hereof including an immediate adjustment, by reason of such consolidation or merger, of the Exercise Price to the value for the Common Stock reflected, by the terms of such consolidation or merger if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation or merger. Subject to the terms of this Warrant, in the event of a merger or consolidation of the Company with or into another corporation or other entity as a result of which the number of shares of common stock of the surviving corporation or other entity issuable to investors of Common Stock, is greater or lesser than the number of shares of Common Stock outstanding immediately prior to such merger or consolidation, then the Exercise Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock. The Company shall not effect any such consolidation, merger or sale, unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the Holder, the obligation to deliver to the Holder such shares of stock, securities, other evidence of equity ownership or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive or otherwise acquire. If a purchase, tender or exchange offer is made to and accepted by the holders of more than fifty (50%) percent of the outstanding shares of Common Stock, the Company shall not effect any consolidation, merger or sale with the person having made such offer or with any affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the Holder shall have been given a reasonable opportunity to then elect to receive upon the exercise of this Warrant the amount of stock, securities, other evidence of equity ownership or assets then issuable with respect to the number of shares of Common Stock in accordance with such offer.

            (ix) In case the Company shall, at any time prior to exercise of this Warrant, consolidate or merge with any other corporation or other entity (where the Company is not the surviving entity) or transfer all or substantially all of its assets to any other corporation or other entity, then the Company shall, as a condition precedent to such transaction, cause effective provision to be made so that the Holder upon the exercise of this Warrant after the effective date of such transaction shall be entitled to receive the kind and, amount of shares, evidences of indebtedness and/or other securities or property receivable on such transaction by the Holder of the number of shares of Common Stock as to which this Warrant was exercisable immediately prior to such transaction (without giving effect to any restriction upon such exercise); and, in any such case, appropriate provision shall be made with respect to the rights and interest of the Holder to the end that the provisions of this Warrant shall thereafter be applicable (as nearly as may be practicable) with respect to any shares, evidences of indebtedness or other securities or assets thereafter deliverable upon exercise of this Warrant. Upon the occurrence of any event described in this Subsection (v), the Holder shall have the right to (i) exercise this Warrant immediately prior to such event at an Exercise Price equal to lesser of (1) the then Exercise Price or (2) the price per share of Common Stock paid in such event, or (ii) retain ownership of this Warrant, in which event, appropriate provisions shall be made so that the Warrant shall be exercisable at the Holder's option into shares of stock, securities or other equity ownership of the surviving or acquiring entity.

      12. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Holder a certificate signed by its President or Vice President and by its Treasurer, or Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the computation by which such adjustment was made, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), and the Exercise Price after giving effect to such adjustment, and shall cause copies of such certificates to be mailed (by first-class mail, postage prepaid) to the Holder. The Company shall make such certificate and mail it to the Holder immediately after each adjustment.

      13. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the domestic securities exchange or market upon which the Common Stock may be listed.

      14. 4.99% Limitation. The number of shares of Common Stock which may be acquired by the Holder pursuant to the terms herein shall not exceed the number of such shares which, when aggregated with all other shares of Common Stock then owned by the Holder, would result in the Holder owning more than 4.99% of the then issued and outstanding Common Stock at any one time. The preceding shall not interfere with the Holder's right to exercise this Warrant over time which in the aggregate totals more than 4.99% of the then outstanding shares of Common Stock so long as the Holder does not own more than 4.99% of the then outstanding Common Stock at any given time.

      15. Miscellaneous.

            (a) Issue Date; Choice of Law; Venue; Jurisdiction. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant will be construed and enforced in accordance with and governed exclusively by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. The parties consent to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if the other party to this Warrant obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Warrant irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

            (b) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered (or if no exemption from registration exists), will have restrictions upon resale imposed by state and federal securities laws. Each certificate representing the Warrant Shares issued to the Holder upon exercise (if not registered or if no exemption from registration exists) will bear the following legend:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THERE IS AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

            (c) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

            (d) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day between the hours of 9:00 a.m. and 5:00 p.m. where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day between the hours of 9:00 a.m. and 5:00 p.m. where such notice is to be received), (b) on the second Business Day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur, or (c) five calendar days after sent by regular mail.

            16. The Company shall have the right to redeem the purchase rights granted under this Warrant then existing, in whole or in part, in cash at the Redemption Price (as defined below) at any time thereafter by providing written notice (the "Redemption Notice") to the Holder. The Company shall wire transfer the appropriate amount of funds to the Holder to complete the redemption, which shall be (if the Redemption Notice is received via facsimile by the Holder prior to the first anniversary of the date of this Warrant) no later than the tenth Business Day after the Holder has received the Redemption Notice via facsimile (the "Redemption Date") and if the Redemption Notice is received via facsimile by the Holder after the first anniversary of the date of this Warrant, than no later than the third Business Day after the Holder has received the Redemption Notice via facsimile (also referred to as a Redemption Date). Upon facsimile receipt of the Redemption Notice, the Holder's right to exercise this Warrant shall terminate and be canceled immediately; provided, however, that the right to exercise this Warrant shall immediately be reinstated if the Company fails to comply with the redemption provisions hereof. In the event the Company fails to wire the appropriate amount of funds to the Holders as set forth in the Redemption Notice on or before the Redemption Date, or shall otherwise fail to comply with the redemption provisions set forth herein on three separate occasions, then the Company shall have waived its right to redeem any portion of the purchase rights under this Warrant at any time thereafter.

            The Redemption Notice shall set forth (i) the Redemption Date, (ii) the Redemption Price, as defined below, and (iii) the number of purchase rights of Warrant Shares being redeemed. The Redemption Notice shall be delivered by facsimile to the Holder at its address as the same shall appear on the books of the Company. The Redemption Price shall be equal to $0.25 per purchase right of a Warrant Share being redeemed.

            At the close of business on the Redemption Date, subject to the Holder's receipt of the applicable Redemption Price, the portion of this Warrant being redeemed shall be automatically canceled and converted into a right to receive the Redemption Price, and all rights of this Warrant, including the right to exercise shall cease without further action. Immediately following the Redemption Date (assuming full compliance by the Company with the redemption provisions set forth herein), the Holder shall surrender its original Warrant at the office of the Company, and the Company shall issue to the Holder a new Warrant certificate for that number of Warrant Shares purchasable hereunder, if any.

      The Redemption Price shall be adjusted proportionally upon any adjustment of the Exercise Price as set forth above.

      The Company shall not be entitled to send any Redemption Notice and begin the redemption procedure hereunder unless it has:

                  (i) the full amount of the Redemption Price in cash, available in a demand or other immediately available account in a bank or similar financial institution;

                  (ii) immediately available credit facilities, in the full amount of the Redemption Price with a bank or similar financial institution; or

                  (iii) a combination of the items set forth in (a) and (b) above, aggregating the full amount of the Redemption Price.

      17. The aggregate number of Warrant Share which may be acquired by the Holder upon conversion of all of Notes and upon exercise of all of the Warrants, shall not equal or exceed nineteen and nine tenths (19.9%) percent of the aggregate number of issued and outstanding shares of Common Stock, Class B Common Stock or other Securities of the Company having voting power as at the Closing Date (the "Maximum Underlying Shares").

Until such time as the Notes and Warrants issued under this Agreement shall have been either converted or redeemed pursuant, and the Warrants shall have either been exercised or shall have expired, the Investor(s) may not convert his or its Note and/or exercise his or its Warrant into an aggregate number of Underlying Shares and Warrant Shares which shall exceed the product of multiplying (a) a fraction, the numerator of which shall be the original principal amount of this Note and the denominator of which shall be $13,540,626, by (b) the aggregate number of Maximum Underlying Shares. In lieu of such issuance(s) the Company shall pay to the Investor(s) the cash value of such shares of Common Stock due to the Holder(s) within five Business Days of when such issuance is due based upon the Bid Price of the Common Stock on the Trading Date of when due (or such next Trading Day if such day is not a Trading Day).

            IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: September   , 1999


                                       Interiors, Inc.


                                       By: ___________________________
                                             Name: Max Munn
                                             Title: President

                               NOTICE OF EXERCISE

To: Interiors, Inc.

(1) The undersigned hereby elects to purchase ________ shares of Common Stock of Interiors, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

(2) The undersigned chooses to utilize the cashless exercise feature of this Warrant and pursuant to the terms of the Warrant is entitled to receive _____ Warrant Shares upon the cashless exercise of _____ Warrant Shares.

(3) Upon exercise pursuant to this Notice of Exercise, the undersigned will not own 4.99% or more of the then issued and outstanding shares of Common Stock of the Company.

(4) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as are specified below:

                       _______________________________
                       (Name)

                       _______________________________
                       (Address)
                       _______________________________


Dated:
_______________________________
Signature

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)

            FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

__________________________________________________________ whose address is

____________________________________________________________________________.


____________________________________________________________________________

                                                     Dated:  ______________,


                       Holder's Signature: _________________________________

                       Holder's Address: ___________________________________

Signature Guaranteed: ______________________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                    Exhibit G

                                     Opinion
Gentlemen:

      We have acted as counsel to Interiors, Inc. a Delaware corporation (the "Company"), in connection with the issuance and sale to you of the Notes and Warrants pursuant to the Secured Convertible Note Purchase Agreement dated as of September 30, 1999 between the Company and you (the "Purchase Agreement") and all Exhibits annexed thereto including the Security Agreement, Exchange Agreement, Registration Rights Agreement, Note, Warrant, and Escrow Agreement (collectively, along with the Purchase Agreement hereinafter referred to as the "Transaction Documents"). We have also acted as counsel to Petals, Inc. (the "Subsidiary") in connection with the Security Agreement. This letter is being delivered to you pursuant to the Purchase Agreement. All capitalized terms used in this letter which are defined in the Purchase Agreement but not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

      As counsel to the Company, we have examined such corporate documents and we have made such inquiries or investigations of such other legal and factual matters as we have deemed necessary or appropriate for purposes of this letter.

      In rendering this opinion, we have relied upon and assumed the following without independent investigation or verification of any kind:

            (a) We have assumed the authenticity of all documents and instruments submitted to us as originals, the genuineness of all signatures and the conformity to original documents and instruments of all documents and instruments submitted to us as certified, photostatic or telecopied copies.

            (b) We have assumed the power and authority of each corporate (other than the Company) signatory of a document or instrument to execute said document or instrument.

            (c) We have assumed that any certificate of a public authority on which we have relied that was given or dated earlier than the date of this opinion continues to remain accurate, insofar as relevant to such opinion, from such earlier date through and including the date of this opinion.

            (d) We have assumed the consummation of the transactions contemplated at the Closing on the Closing Date and the receipt of the proceeds thereof.

            (e) We have assumed the due authorization, execution and delivery of the Transaction Documents by you.

            (f) As members of the Bar of the State of New York, we do not purport to be experts in the laws of any jurisdictions other than the Federal laws of the United States, the laws of the State of New York and the Delaware General Corporation Law. No opinion is expressed with respect to the laws, rules or regulations of any other jurisdiction, whether U.S. or foreign.

            (g) The enforceability of any agreement referred to in this letter is limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application relating to or affecting creditors' rights and the application of equitable principles relating to the availability of remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law), and rights to indemnity and contribution may be limited by federal or state securities laws and the public policy underlying such laws.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own, lease and operate its properties and carry on its business except as described in the SEC Documents.

      2. The Subsidiary is a corporation validly existing and in good standing under the laws of the State of Delaware. The Subsidiary has the requisite corporate power and authority to own, lease and operate its properties and carry on its business.

      3. The Company is duly qualified as a foreign corporation to do business and is in good standing in every United States jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. The Company is not in violation of any material terms of its Articles of Incorporation or Bylaws.

      4. The Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every United States jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. The Subsidiary is not in violation of any material terms of its articles of incorporation or bylaws.

      5. As of September 27, 1999, the authorized capital stock of the Company consists of 60,000,000 shares of Class A Common Stock, $0.001 par value, of which 31,378,067 shares of Class A Common Stock are outstanding, 2,500,000 shares of Class B Common Stock, of which 2,445,000 shares of Class B Common Stock are outstanding, and 5,300,000 shares of preferred stock, of which 1,002,907 of Series A Preferred Stock are outstanding, 200,000 shares of Series B Preferred Stock are outstanding, and 6,527 shares of Series C Preferred Stock are outstanding. All of the outstanding shares of the Company's capital stock have been duly and validly authorized and issued and are fully paid and nonassessable. No shares of Common Stock or preferred stock of the Company are entitled to preemptive or similar rights. Except as disclosed in the SEC Documents, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Notes and Warrants, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of Common Stock or securities or rights convertible or exchangeable into shares of Common Stock. Except as disclosed in the SEC Documents, to the knowledge of the Company, no Person or group of Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of five percent of the Common Stock.

      6. As of August 31, 1999, the authorized capital stock of the Subsidiary consists of ________ shares of common stock, $____ par value, of which ______ shares are outstanding, and _________ shares of preferred stock, ______ of which are outstanding. All of the outstanding shares of the Subsidiary's capital stock have been duly and validly authorized and issued and are fully paid and nonassessable. No shares of common stock or preferred stock of the Subsidiary are entitled to preemptive or similar rights. There are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the Subsidiary entering into the Security Agreement, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of common stock, or contracts, commitments, understandings, or arrangements by which the Subsidiary is or may become bound to issue additional shares of common stock or securities or rights convertible or exchangeable into shares of common stock of the Subsidiary.

      7. The issuance of the Notes and Warrants, and the shares of Class A Common Stock underlying the Notes and Warrants will not violate the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed. The Company has registered its Common Stock pursuant to Section 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and such Common Stock is currently listed or quoted, and trades, on the Nasdaq Small Cap Stock Market, and the Company is in full compliance with the rules and regulations of the Nasdaq Small Cap Stock Market.

      8. The Company has the requisite corporate power and authority to enter into and perform the Transaction Documents, and to issue the Notes, Warrants, Additional Shares, the shares of Common Stock that may be acquired upon conversion of the Notes (the "Conversion Shares") and the Warrant Shares that may be acquired upon exercise of the Warrants, in accordance with the terms of the Transaction Documents. Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

      9. The Subsidiary has the requisite corporate power and authority to enter into and perform its obligations under the Security Agreement. The Security Agreement has been duly authorized, executed and delivered by the Subsidiary and is a valid and legally binding agreement of the Subsidiary, enforceable against the Subsidiary in accordance with its terms.

      10. The Notes, the Warrants, Additional Shares, the Conversion Shares and the Warrant Shares have been duly authorized. The Conversion Shares, Additional Shares, and the Warrant Shares, when issued and delivered in accordance with the terms of the Transaction Documents, will be validly issued, fully paid, non-assessable, and free of any liens, encumbrances and preemptive or similar rights contained in the Company's Articles or Bylaws or, to our knowledge, in any agreement to which the Company is party. The Notes and the Warrants, when issued and delivered in accordance with the terms of the Transaction Documents, will constitute legal, valid and binding obligations of the Company.

      11. The execution and delivery by the Company of the Transaction Documents do not and will not (i) conflict with, constitute a default (or an event with notice or lapse of time, or both, would become a default) under or give to others any right of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Company is a party, or (ii) require the Company to obtain any consent, approval or authorization of any court, governmental authority or stock exchange (other than any SEC, Nasdaq, or stock exchange or state securities filings that may be required to be made by the Company subsequent to the date hereof and any registration statement that may be filed pursuant to any of the Transaction Documents), or (iii) violate any provision of the Articles of Incorporation or By-laws of the Company, or (iv) violate any provisions of any Federal law, rule or regulation to which the Company is subject.

      12. The execution and delivery by the Subsidiary of the Security Agreement, and the performance of its obligations thereunder, do not and will not (i) conflict with, constitute a default (or an event with notice or lapse of time, or both, would become a default) under or give to others any right of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Subsidiary is a party, or (ii) require the Subsidiary to obtain any consent, approval or authorization of any court, governmental authority or stock exchange, or (iii) violate any provision of the articles of incorporation or by-laws of the Subsidiary, or (iv) violate any provisions of any Federal law, rule or regulation to which the Subsidiary is subject.

      13. The issuance and the sale of the Notes, the Warrants, the Additional Shares, the Conversion Shares and the Warrant Shares to you pursuant to the Transaction Documents are exempt from the registration requirements of the Securities Act.

      14. Except as disclosed in the SEC Documents, to our knowledge there are no claims, actions, suits, proceedings or investigations that are pending against the Company or its properties, or against any officer or director of the Company in his or her capacity as such, nor has the Company received any written threat of any such claims, actions, suits, proceedings, or investigations which are required to be and have not been disclosed in the SEC Documents. To our knowledge, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

      15. The Company is the sole, record, legal and beneficial owner of, and has good and marketable title to, all of the outstanding securities of the Subsidiary free and clear of any lien, pledge, security interest or encumbrance. No effective financing statement or other form of lien notice covering all or any part of the Collateral (as defined in the Security Agreement) is on file in any recording office.

      The opinions expressed herein are limited solely to those items set forth above, and we specifically do not render any opinions pertaining to any matter not expressly stated herein. The information and opinions set forth in this letter are as of this date, and we disclaim any undertaking to advise you of changes that thereafter may be brought to our attention.

      This letter is provided to you solely for your benefit in connection with the Purchase Agreement. This letter may not be provided to, circulated, used, quoted to or relied upon by any other person, without our prior written consent.

                                       Very truly yours,

                                    EXHIBIT H

                              NOTICE OF CONVERSION

              (To be Executed by the Registered Holder in order to
                     Convert the Secured Convertible Notes)

The undersigned hereby irrevocably elects to convert $_____ principal amount of Secured Convertible Note Number ____ (the "Note") of Interiors, Inc. (the "Company") into shares of Common Stock according to the conditions hereof, as of the date written below.

The undersigned represents and warrants that:

      (i) that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Note shall be made pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Act"), or pursuant to registration of the Common Stock under the Act;

      (ii) the undersigned has not engaged in any transaction or series of transaction that is a part of or a plan or scheme to evade the registration requirements of the Act; and

      (iii) upon conversion pursuant to this Notice of Conversion, the undersigned will not own an aggregate of 4.99% or more of the then issued and outstanding shares of Common Stock of the Company.


      ______________________________      _________________________________
      Date of Conversion                    Applicable Conversion Price


      ______________________________      _________________________________
      Number of Shares Common Stock           Principal amount of Note
        due upon Conversion                        being converted


      ______________________________      _________________________________
      Signature                                 Name

      Address:                      Delivery of Shares of Common Stock to:

                                    EXHIBIT I

                   IRREVOCABLE INSTRUCTIONS TO TRANSFER AGENT

                                                    September 30, 2000

Dear Sir or Madam:

      Reference is made to the Secured Convertible Note Purchase Agreement and all Exhibits annexed thereto (the "Agreement") dated as of September 30, 1999, between Limeridge LLC (hereinafter referred to as the "Investor"), and Interiors, Inc. (the "Company"). Pursuant to the Agreement, and subject to the terms and conditions set forth in the Agreement, the Investor has agreed to purchase from the Company and the Company has agreed to sell to the Investor pursuant to the terms of the Agreement $13,540,626 principal amount of Secured Convertible Notes of the Company (the "Notes"), (ii) warrants of the Company to purchase Common Stock (the "Warrants"), and (iii) certain additional shares of Common Stock (the "Additional Shares"). As a condition to the effectiveness of the Agreement, the Company has agreed to issue to you, as the transfer agent for the Common Stock (the "Transfer Agent"), these instructions relating to the shares of Common Stock underlying the Notes and Warrants. All terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

1. ISSUANCE OF COMMON STOCK

      The Transfer Agent shall deliver to the Investor certificates representing Common Stock due upon conversion of the Notes, exercise of the Warrants, and as Additional Shares, not bearing any restrictive legend without requiring further advice or instruction or additional documentation from the Company or its counsel, or the Investor or its counsel or any other party, as per the terms of these instructions.

      At any time after the September 30, 2000 and the effective date of the applicable registration statement covering the Additional Shares, shares of Common Stock underlying the Notes and/or Warrants (provided that the Company has not informed the Transfer Agent in writing that such registration statement is not effective) upon any surrender of one or more certificates which bear the Legend, to the extent accompanied by (i) a notice requesting the issuance of new certificates free of the Legend to replace those surrendered, (ii) a confirmation in writing to the Transfer Agent that the Investor has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party that is not an affiliate of the Company; and (iii) the Investor confirms to the Transfer Agent that it has complied with the prospectus delivery requirement the Transfer Agent shall deliver to the Investor the certificates representing the Common Stock not bearing the Legend, in such names and denominations as the Investor shall request. In the event a registration statement is not filed by the Company, or for any reason the registration statement which is filed by the Company is not declared effective by the Securities and Exchange Commission, the Investor, or its permitted assignee, or its broker(s) confirms to the Transfer Agent that (i) the Investor has held the Notes and/or Warrants for at least one year, (ii) counting the shares surrendered as being sold upon the date the unlegended certificates would be delivered to the Investor (or the Trading

Day immediately following if such date is not a Trading Day), the Investor will not have sold more than the greater of (a) one percent of the total number of outstanding shares of Common Stock, or (b) the average weekly trading volume of the Common Stock for the preceding four weeks during the three months ending upon such delivery date (or the Trading Day immediately following if such date is not a Trading Day), and (iii) the Investor has complied with the manner of sale and notice requirements of Rule 144 under the Securities Act, and the Company shall have furnished an opinion from its independent counsel, authorizing the removal of the Legend.

      Any advice, notice, or instructions to the Transfer Agent required or permitted to be given hereunder may be transmitted via facsimile to the Transfer Agent's facsimile number of () .

2. MECHANICS OF DELIVERY OF CERTIFICATES REPRESENTING COMMON STOCK

      In connection with any issuance of Common Stock by the Transfer Agent pursuant to which the Investor acquires Common Stock under the Agreement, the Transfer Agent shall deliver to the Investor as defined in the Agreement, certificates representing Common Stock (with or without the Legend, as appropriate) as soon as possible.

3. FEES OF TRANSFER AGENT; INDEMNIFICATION

      The Company agrees to pay the Transfer Agent for all fees incurred in connection with these Irrevocable Instructions. The Company agrees to indemnify the Transfer Agent and its officers, employees and agents, against any losses, claims, damages or liabilities, joint or several, to which it or they become subject based upon the performance by the Transfer Agent of its duties in accordance with the Irrevocable Instructions.

4. THIRD PARTY BENEFICIARY

      The Company and the Transfer Agent acknowledge and agree that the Investor is an express third party beneficiary of these Irrevocable Instructions and shall be entitled to rely upon, and enforce, the provisions thereof.

                                        Interiors, Inc.

                                        By: __________________________
                                                Name: Max Munn
                                               Title: President

AGREED:

By:__________________________
Name:
Title:


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